Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE OF TRUST

between

EDUCATION LOANS INCORPORATED

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

Dated as of August 1, 2004

SIGNATURES

Exhibit A—Form of Series 2004-C Senior Notes	A-1
Exhibit B—Form of Series 2004-D Notes	B-1
Exhibit C—Form of Notice of A Payment Default	C-1

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Exhibit D—Form of Notice of Cure of Payment Default	D-1
Exhibit E—Form of Notice of Proposed Auction Period Adjustment	E-1
Exhibit F—Form of Notice Establishing Auction Period Adjustment	F-1
Exhibit G—Form of Notice of Change in Auction Date	G-1
Exhibit H-1—List of EdLinc Student Loan Purchase Agreements	H-1-1
Exhibit H-2—List of GOAL Funding II Student Loan Purchase Agreements	H-2-1

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THIS FIRST SUPPLEMENTAL INDENTURE OF TRUST, dated as of August 1, 2004, between EDUCATION LOANS INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States (the “Trustee”);

W I T N E S S E T H:

WHEREAS, the Corporation and the Trustee, as trustee, have heretofore executed and delivered an Indenture of Trust, dated as of August 1, 2004 (the “Original Indenture”); and

WHEREAS, the Original Indenture prescribes the terms and conditions upon which the Corporation may from time to time authorize and issue series of Notes (as defined in the Original Indenture); and

WHEREAS, the Corporation has, by proper action of its Board, authorized and determined to issue six series of Notes in the respective aggregate principal amounts of $78,300,000 (the “Series 2004-C1 Notes”), $78,300,000 (the “Series 2004-C2 Notes”), $78,300,000 (the “Series 2004-C3 Notes”), $78,300,000 (the “Series 2004-C4 Notes”) and $78,300,000 (the “Series 2004-C5 Notes”), each of which will be a series of Class A Notes, and $40,000,000 (the “Series 2004-D Notes,” and, together with the Series 2004-C1 Notes, the Series 2004-C2 Notes, the Series 2004-C3 Notes, the Series 2004-C4 Notes and the Series 2004-C5 Notes, the “Series 2004-C/D Notes”), which will be a series of Class B Notes; and

WHEREAS, the Corporation desires by this First Supplemental Indenture to prescribe the terms and provisions of the Series 2004-C/D Notes, all as more fully set forth herein; and

WHEREAS, the execution and delivery of this First Supplemental Indenture and the issuance of the Series 2004-C/D Notes have been in all respects duly and validly authorized by the Corporation;

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

Section 1. Definitions. In this First Supplemental Indenture, the terms defined in the Original Indenture shall, except as otherwise provided in this Section 1, have the same meaning when used herein unless the context or use thereof indicates another or different meaning or intent. In addition, the following terms shall have the following respective meanings unless the context hereof clearly requires otherwise:

“Administrative Cost and Note Fee Rate” shall mean a rate per annum equal to the sum of (i) 1.05%, (ii) the Auction Agent Fee Rate and (iii) the Broker-Dealer Fee Rate.

“All Hold Rate” shall mean (i) for Auction Periods of thirty-five (35) days or less, 85% of One-Month LIBOR, and (ii) for Auction Periods of greater than thirty-five (35) days, 85% of Three-Month LIBOR.

“Alternative Loan Program” shall mean each of the following programs for the making of Student Loans other than FFELP Loans the Alternative Loans under which are eligible to be Financed under the Indenture: (i) the Great Opportunities Academic Loan and Great Opportunities Academic Loan II Programs offered by U.S. Bank National Association; (ii) the Choice Loan, Pathway, Partner and MEFC Loan Programs offered by Marquette Bank, N.A.; (iii) the Quest Loan, Independence and BrainBucks Loan Programs offered by Surety Loan Funding Company; (iv) the AFG, the AFG Pathway and the AFG Select Programs offered by Provincial Bank; (v) the Bremer Education Loan and the Bremer Education Loan II Programs offered by Bremer Bank N.A.; and (vi) such other programs upon receipt by the Trustee of written notice thereof by an Authorized Officer of the Corporation and confirmation from each Rating Agency that financing of loans under such programs under the Indenture will not cause the withdrawal or downgrade of any rating of any series of Notes any of which are Outstanding.

“Auction” shall mean the implementation of the Auction Procedures on an Auction Date.

“Auction Agent” shall mean the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which “Auction Agent” shall mean the Substitute Auction Agent.

“Auction Agent Agreement” shall mean the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which “Auction Agent Agreement” shall mean such Substitute Auction Agent Agreement.

“Auction Agent Fee” shall have the meaning ascribed to such term in the Auction Agent Agreement.

“Auction Agent Fee Rate” shall have the meaning ascribed to such term in the Auction Agent Agreement.

“Auction Date” shall mean, initially, (i) with respect to the Series 2004-C1 Notes, August 30, 2004, (ii) with respect to the Series 2004-C2 Notes, September 1, 2004, (iii) with respect to the Series 2004-C3 Notes, September 3, 2004, (iv) with respect to the Series 2004-C4 Notes, September 15, 2004, (v) with respect to the Series 2004-C5 Notes, September 20, 2004, and (vi) with respect to the Series 2004-D Notes, August 31, 2004, and, thereafter, with respect to each such series of Series 2004-C/D Notes, the Business Day immediately preceding the first day of each Auction Period for such series, other than:

(A)	an Auction Period commencing after the ownership of such series is no longer maintained in Book-Entry Form by the Securities Depository;

(B)	an Auction Period commencing after and during the continuance of a Payment Default; or

(C)	an Auction Period commencing less than two (2) Business Days after the cure of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 11 of this First Supplemental Indenture.

“Auction Period” shall mean the Interest Period applicable to the Series 2004-C1 Notes, the Series 2004-C2 Notes, the Series 2004-C3 Notes, the Series 2004-C4 Notes, the Series 2004-C5 Notes and the Series 2004-D Notes, which Auction Period (after the Initial Interest Period for each such series) initially shall consist generally of twenty-eight (28) days, as the same may be adjusted pursuant to Section 3 or Section 10 hereof.

“Auction Period Adjustment” shall mean an adjustment to the Auction Period as provided in Section 10 hereof.

“Auction Procedures” shall mean the procedures set forth in Sections 4 through 11 hereof by which the Auction Rate is determined.

“Auction Rate” shall mean the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in Section 4(c)(ii) hereof.

“Authorized Denominations” shall mean, with respect to the Series 2004-C/D Notes, $50,000 and any integral multiple thereof.

“Available Series 2004-C/D Notes” shall have the meaning ascribed to such term in Section 4(c)(i)(A) hereof.

“Bid” shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

“Bid Auction Rate” shall have the meaning ascribed to such term in Section 4(c)(i) hereof.

“Bidder” shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

“Book-Entry Form” or “Book-Entry System” shall mean a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical securities in registered form are issued only to a Securities Depository or its nominee as registered holder, with the securities “immobilized” to the custody of the Securities Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

“Broker-Dealer” shall mean RBC Dain Rauscher Inc., or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Corporation pursuant to Section 9 hereof and (c) has entered into a Broker-Dealer Agreement with respect to one or more series of the Series 2004-C/D Notes that is in effect on the date of reference.

“Broker-Dealer Agreement” shall mean each agreement between the Auction Agent and a Broker-Dealer, and approved by the Corporation, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer

Agreement, dated as of August 1, 2004, between Deutsche Bank Trust Company Americas, as Auction Agent, and RBC Dain Rauscher Inc., as Broker-Dealer.

“Broker-Dealer Fee” shall have the meaning ascribed to such term in the Auction Agent Agreement.

“Broker-Dealer Fee Rate” shall have the meaning ascribed to such term in the Auction Agent Agreement.

“Business Day” shall mean a day of the year on which (i) banks located in the city in which the Principal Office of the Trustee is located are not required or authorized to remain closed, (ii) banks located in the city in which the Principal Office of the Auction Agent, as set forth in and for purposes of the Auction Agent Agreement, is located are not required or authorized to remain closed and (iii) The New York Stock Exchange is not closed. The Trustee shall provide to the Auction Agent on the Closing Date, and on each December 1 thereafter, a list of all legal holidays in the state in which the Principal Office of the Trustee is located during the ensuing twelve-month period.

“Carry-Over Amount” shall mean, with respect to a Series 2004-C/D Note, the excess, if any, of (a) the amount of interest on such Note that would have accrued with respect to the related Interest Period at the lesser of the Auction Rate and the Series 2004-C/D Note Auction Rate Limitation over (b) the amount of interest on such Note actually accrued with respect to such Interest Period based on the Net Loan Rate, together with the unpaid portion of any such excess from prior Interest Periods; provided that any reference to “principal” or “interest” in this First Supplemental Indenture, in the Indenture and in the Series 2004-C/D Notes shall not include, within the meanings of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

“Closing Cash Flow Projection” shall mean the Cash Flow Projection delivered in conjunction with the issuance of the Series 2004-C/D Notes.

“Closing Date” shall mean, with respect to the Series 2004-C/D Notes, August 5, 2004, the date of initial issuance and delivery of the Series 2004-C/D Notes hereunder.

“Effective Interest Rate” shall mean, with respect to any Financed Student Loan, the interest rate per annum borne by such Financed Student Loan after giving effect to all applicable interest subsidy payments, Special Allowance Payments, rebate fees on Consolidation Loans and reductions pursuant to borrower incentives. For this purpose, the Special Allowance Payment rate shall be computed based upon the average of the bond equivalent rates of 91-day United States Treasury Bills, or other appropriate rates, auctioned or otherwise determined during that portion of the then current calendar quarter which ends on the date as of which the “Effective Interest Rate” is determined.

“Eligible Carry-Over Make-Up Amount” shall mean, with respect to each Interest Period relating to a series of Series 2004-C/D Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of such series in respect of such Interest Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the Series 2004-C/D Note

Auction Rate, and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period. The Eligible Carry-Over Make-Up Amount shall be $0.00 for any Interest Period with respect to which the Series 2004-C/D Note Auction Rate equals or exceeds the Net Loan Rate.

“Existing Holder” shall mean (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Holder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Series 2004-C/D Notes.

“Existing Holder Registry” shall mean the registry of Persons who are owners of the Series 2004-C/D Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

“First Supplemental Indenture” shall mean this First Supplemental Indenture of Trust, as amended or supplemented in accordance with the terms hereof and of the Indenture.

“Hold Order” shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

“Initial Auction Agent” shall mean Deutsche Bank Trust Company Americas, a New York banking corporation, its successors and assigns.

“Initial Auction Agent Agreement” shall mean the Auction Agent Agreement, dated as of August 1, 2004, by and among the Corporation, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

“Initial Interest Period” shall mean, as to a series of Series 2004-C/D Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Interest Rate Adjustment Date for such series.

“Initial Interest Rate Adjustment Date” shall mean, (i) with respect to the Series 2004-C1 Notes, August 31, 2004, (ii) with respect to the Series 2004-C2 Notes, September 2, 2004, (iii) with respect to the Series 2004-C3 Notes, September 7, 2004, (iv) with respect to the Series 2004-C4 Notes, September 16, 2004, (v) with respect to the Series 2004-C5 Notes, September 21, 2004, and (vi) with respect to the Series 2004-D Notes, September 1, 2004.

“Interest Payment Date” shall mean (i) each regularly scheduled interest payment date on the Series 2004-C/D Notes, which shall be the Business Day immediately following the expiration of the Initial Interest Period for such series and each related Auction Period thereafter; or (ii) with respect to the payment of interest upon redemption or acceleration of a Series 2004-C/D Note or the payment of Defaulted Interest, such date on which such interest is payable under the Indenture.

“Interest Period” shall mean, with respect to a series of Series 2004-C/D Notes, the Initial Interest Period and each period commencing on an Interest Rate Adjustment Date for such series and ending on the last day before (i) the next Interest Rate Adjustment Date for such series or (ii) the Stated Maturity of such series, as applicable.

“Interest Rate Adjustment Date” shall mean, with respect to a series of Series 2004-C/D Notes, the date on which a Series 2004-C/D Note Interest Rate for such series is effective, which shall be the date of commencement of each Auction Period.

“Interest Rate Determination Date” shall mean, with respect to a series of Series 2004-C/D Notes, the Auction Date, or, if no Auction Date is applicable to such series, the Business Day immediately preceding the date of commencement of an Auction Period.

“London Business Day” shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Market Agent” shall mean RBC Dain Rauscher Inc., New York, New York, in such capacity hereunder, or any successor to it in such capacity hereunder.

“Maximum Auction Rate” shall mean:

(A) Auction Periods of thirty-five (35) days or less, either (a) One-Month LIBOR plus 1.5% (if the ratings assigned by Moody’s and Fitch to the Series 2004-C Senior Notes are at least “Aa3” and “AA-,” respectively), (b) One-Month LIBOR plus 2.5% (if any one of the ratings assigned by Moody’s and Fitch to the Series 2004-C/D Senior Notes is less than “Aa3” or “AA-,” respectively, but is at least “A”) or (c) One-Month LIBOR plus 3.5% (if any one of the ratings assigned by Moody’s and Fitch to the Series 2004-C Senior Notes is less than “A”); or (ii) for Auction Periods of greater than thirty-five (35) days, either (a) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 1.5% (if the ratings assigned by Moody’s and Fitch to the Series 2004-C Senior Notes are at least “Aa3” and “AA-,” respectively), (b) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 2.5% (if any one of the ratings assigned by Moody’s and Fitch to the Series 2004-C Senior Notes is less than “Aa3” or “AA-,” respectively, but is at least “A”) or (c) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 3.5% (if any one of the ratings assigned by Moody’s and Fitch to the Series 2004-C Senior Notes is less than “A”); and

(B) with respect to the Series 2004-D Notes: (i) for Auction Periods of thirty-five (35) days or less, either (a) One-Month LIBOR plus 2.5% (if the ratings assigned by Moody’s and Fitch to the Series 2004-D Notes are at least “A2” and “A,” respectively), or (b) One-Month LIBOR plus 3.5% (if any one of the ratings assigned by Moody’s and Fitch to the Series 2004-D Notes is less than “A2” or “A,” respectively); or (ii) for Auction Periods of greater than thirty-five (35) days, either (a) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 2.5% (if the ratings assigned by Moody’s and Fitch to the Series 2004-D Notes are at least “A2” and “A,” respectively), or (b) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 3.5% (if any one of the ratings assigned by Moody’s and Fitch to the Series 2004-D Notes is less than “A2” or “A,” respectively).

For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent shall have been given notice pursuant to the Auction Agent Agreement.

“Net Loan Rate” shall mean, with respect to any Interest Period for a series of the Series 2004-C/D Notes commencing during a given calendar month, the highest rate of interest per annum, rounded to the next highest .01%, which would not cause the weighted average of the Auction Rates for such Interest Period and (except in the case of a series of the Series 2004-C/D Notes having Interest Periods longer than forty-five (45) days) the Series 2004-C/D Note Auction Rate for the two (2) preceding Interest Periods to exceed (1) the average of the weighted average Effective Interest Rate of the Financed Student Loans, determined as of the last day of the second, third and fourth preceding months, less (ii) the Administrative Cost and Note Fee Rate with respect to the Series 2004-C/D Notes.

“Non-Payment Rate” shall mean the lesser of (i) One-Month LIBOR plus 1.5%, and (ii) 18%.

“Note Registrar” shall mean, with respect to the Series 2004-C/D Notes, the Trustee.

“Notice of Fee Rate Change” shall mean a notice of a change in the Auction Agent Fee Rate or the Broker-Dealer Fee Rate substantially in the form of Exhibit E to the Auction Agent Agreement.

“One-Month LIBOR” shall mean, with respect to a series of Series 2004-C/D Notes, the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of one month are offered to prime banks in the London interbank market which appear on the Reuters Screen LIBOR Page as of approximately 11:00 a.m., London time, on the applicable Interest Rate Determination Date. If at least two such quotations appear, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of such offered rates. If fewer than two such quotes appear, One-Month LIBOR will be determined at approximately 11:00 a.m., London time, on the applicable Interest Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of one month are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by (i) the Auction Agent after consultation with the Trustee or (ii) the Trustee, as applicable, and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Trustee, as applicable, will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of such offered rates. If fewer than two quotations are provided, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the rates quoted at approximately 11:00 a.m., New York City time, on the applicable Interest Rate Determination Date by three major banks in New York, New York, selected by (x) the Auction Agent after consultation with the Trustee or (y) the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR will be the One-Month LIBOR in effect for the immediately preceding Interest Period.

“Order” shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

“Original Indenture” shall mean the Indenture of Trust, dated as of August 1, 2004, between the Corporation and the Trustee, as originally executed.

“Participant” shall mean a member of, or participant in, the Securities Depository.

“Payment Default” shall mean, with respect to a series of Series 2004-C/D Notes, (i) a default in the due and punctual payment of any installment of interest on such series, or (ii) a default in the due and punctual payment of any interest on and principal of such series at Maturity.

“Paying Agent” shall mean, with respect to the Series 2004-C/D Notes, the Trustee and its successor or successors or any other commercial bank designated in accordance herewith as a place at which principal of, premium, if any, or interest on the Series 2004-C/D Notes is payable.

“Potential Holder” shall mean any Person (including an Existing Holder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Series 2004-C/D Notes (or, in the case of an Existing Holder thereof, an additional principal amount of Series 2004-C/D Notes).

“Regular Record Date” shall mean with respect to any regularly scheduled Interest Payment Date occurring with respect to a series of Series 2004-C/D Notes, the last Business Day preceding such Interest Payment Date.

“Reuters Screen LIBOR Page” shall mean the display designated as page “LIBOR” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page for the purposes of displaying London interbank offered rates of major banks).

“Securities Depository” shall mean The Depository Trust Company, New York, New York, and its successors and assigns, or, if (i) the then-existing Securities Depository resigns from its functions as depository of the Series 2004-C/D Notes or (ii) the Corporation discontinues use of the Securities Depository pursuant to Section 17(c) hereof, then any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Series 2004-C/D Notes and which is selected by the Corporation with the consent of the Trustee.

“Sell Order” shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

“Series 2004-C/D Capitalized Interest Account” shall mean the Account by that name created in the Acquisition Fund pursuant to Section 18 of this First Supplemental Indenture.

“Series 2004-C/D Cost of Issuance Account” shall mean the Account by that name created in the Administration Fund pursuant to Section 18 of this First Supplemental Indenture.

“Series 2004-C/D Notes” shall mean the Series 2004-C1 Notes, the Series 2004-C2 Notes, the Series 2004-C3 Notes, the Series 2004-C4 Notes, the Series 2004-C5 Notes and the Series 2004-D Notes.

“Series 2004-C/D Note Auction Rate” shall mean the rate of interest per annum borne by a series of the Series 2004-C/D Notes for each Auction Period and determined in accordance with the provisions of Sections 4 through 12 hereof; provided, however, that in the event of a Payment Default, the Series 2004-C/D Note Auction Rate shall equal the Non-Payment Rate; and provided, further, that such Series 2004-C/D Note Auction Rate shall in no event exceed the Series 2004-C/D Note Auction Rate Limitation.

“Series 2004-C/D Note Auction Rate Limitation” shall mean a rate per annum equal to 18% or, if less than such rate, the highest rate the Corporation may legally pay, from time to time, as interest on the Series 2004-C/D Notes.

“Series 2004-C/D Note Initial Interest Rate” shall mean 1.70% for the Series 2004-C1 Notes, 1.70% for the Series 2004-C2 Notes, 1.70% for the Series 2004-C3 Notes, 1.72% for the Series 2004-C4 Notes, 1.72% for the Series 2004-C5 Notes and 1.85% for the Series 2004-D Notes.

“Series 2004-C/D Note Interest Rate” shall mean the rate of interest per annum borne by a series of Series 2004-C/D Notes, as of the time referred to, including, without limitation, the Series 2004-C/D Note Initial Interest Rate and the Series 2004-C/D Note Auction Rate.

“Series 2004-C Senior Notes” shall mean the Series 2004-C1 Notes, the Series 2004-C2 Notes, the Series 2004-C3 Notes, the Series 2004-C4 Notes and the Series 2004-C5 Notes.

“Series 2004-C/D Transfer Agreement” shall mean the Transfer Agreement, dated as of August 1, 2004, among the Corporation, the Trustee, GOAL Funding II and the trustee for GOAL Funding II, as amended or supplemented from time to time.

“Series 2004-C1 Notes” shall mean the Notes created and to be issued under this First Supplemental Indenture in the original principal amount of $78,300,000 and designated as the “Student Loan Asset-Backed Notes, Senior Series 2004-C1.”

“Series 2004-C2 Notes” shall mean the Notes created and to be issued under this First Supplemental Indenture in the original principal amount of $78,300,000 and designated as the “Student Loan Asset-Backed Notes, Senior Series 2004-C2.”

“Series 2004-C3 Notes” shall mean the Notes created and to be issued under this First Supplemental Indenture in the original principal amount of $78,300,000 and designated as the “Student Loan Asset-Backed Notes, Senior Series 2004-C3.”

“Series 2004-C4 Notes” shall mean the Notes created and to be issued under this First Supplemental Indenture in the original principal amount of $78,300,000 and designated as the “Student Loan Asset-Backed Notes, Senior Series 2004-C4.”

“Series 2004-C5 Notes” shall mean the Notes created and to be issued under this First Supplemental Indenture in the original principal amount of $78,300,000 and designated as the “Student Loan Asset-Backed Notes, Senior Series 2004-C5.”

“Series 2004-D Notes” shall mean the Notes created and to be issued under this First Supplemental Indenture in the original principal amount of $40,000,000 and designated as the “Student Loan Asset-Backed Notes, Subordinate Series 2004-D.”

“Special Redemption and Prepayment Account Requirement” shall mean an amount, as of any Monthly Payment Date, with respect to the Series 2004-C/D Notes, equal to $0.00.

“Submission Deadline” shall mean 12:30 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

“Submitted Bid” shall have the meaning ascribed to such term in Section 4(c)(i) hereof.

“Submitted Hold Order” shall have the meaning ascribed to such term in Section 4(c)(i) hereof.

“Submitted Order” shall have the meaning ascribed to such term in Section 4(c)(i) hereof.

“Submitted Sell Order” shall have the meaning ascribed to such term in Section 4(c)(i) hereof.

“Substitute Auction Agent” shall mean the Person with whom the Trustee enters into a Substitute Auction Agent Agreement.

“Substitute Auction Agent Agreement” shall mean an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 8 of this First Supplemental Indenture agrees with the Trustee and the Corporation to perform the duties of the Auction Agent under this First Supplemental Indenture.

“Sufficient Bids” shall have the meaning ascribed to such term in Section 4(c)(i) hereof.

“Three-Month LIBOR” shall mean, with respect to a series of Series 2004-C/D Notes, the rate of interest per annum equal to the rate per annum at which United States dollar deposits having a maturity of three months are offered to prime banks in the London interbank market which appear on the Reuters Screen LIBOR Page as of approximately 11:00 a.m., London time, on the applicable Interest Rate Determination Date. If at least two such quotations appear, Three-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of such offered rates. If fewer than two such quotes appear, Three-Month LIBOR will be determined at approximately 11:00 a.m., London time, on the applicable Interest Rate Determination Date on the basis of the rate at which deposits in United States dollars having a maturity of three months are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by (i) the Auction Agent after consultation with the Trustee or (ii) the Trustee, as applicable, and in a principal amount of not less than U.S.

$1,000,000 and that is representative for a single transaction in such market at such time. The Auction Agent or the Trustee, as applicable, will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, Three-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of such offered rates. If fewer than two quotations are provided, Three-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the rates quoted at approximately 11:00 a.m., New York City time on the applicable Interest Rate Determination Date by three major banks in New York, New York, selected by (x) the Auction Agent after consultation with the Trustee or (y) the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of three months and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR will be the Three-Month LIBOR in effect for the immediately preceding Interest Period.

Section 2. Authorization and Terms of Series 2004-C/D Notes. There is hereby created and there shall be (1) a series of Class A Notes entitled “Student Loan Asset-Backed Notes, Senior Series 2004-C1,” (2) a series of Class A Notes entitled “Student Loan Asset-Backed Notes, Senior Series 2004-C2,” (3) a series of Class A Notes entitled “Student Loan Asset-Backed Notes, Senior Series 2004-C3,” (4) a series of Class A Notes entitled “Student Loan Asset-Backed Notes, Senior Series 2004-C4,” (5) a series of Class A Notes entitled “Student Loan Asset-Backed Notes, Senior Series 2004-C5,” and (6) a series of Class B Notes entitled “Student Loan Asset-Backed Notes, Subordinate Series 2004-D.” The aggregate principal amount of the Series 2004-C1 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $78,300,000. The aggregate principal amount of the Series 2004-C2 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $78,300,000. The aggregate principal amount of the Series 2004-C3 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $78,300,000. The aggregate principal amount of the Series 2004-C4 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $78,300,000. The aggregate principal amount of the Series 2004-C5 Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $78,300,000. The aggregate principal amount of the Series 2004-D Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $40,000,000.

The Series 2004-C1 Notes shall consist of Term Notes with a Stated Maturity on December 1, 2036.

The Series 2004-C2 Notes shall consist of Term Notes with a Stated Maturity on December 1, 2036.

The Series 2004-C3 Notes shall consist of Term Notes with a Stated Maturity on December 1, 2036.

The Series 2004-C4 Notes shall consist of Term Notes with a Stated Maturity on December 1, 2036.

The Series 2004-C5 Notes shall consist of Term Notes with a Stated Maturity on December 1, 2036.

The Series 2004-D Notes shall consist of Term Notes with a Stated Maturity on December 1, 2036.

Each series of Series 2004-C/D Notes shall bear interest at a rate per annum equal to the applicable Series 2004-C/D Note Interest Rate (which, after the Initial Interest Period, shall be the Series 2004-C/D Note Auction Rate), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest.

The Series 2004-C/D Notes shall be issued as fully registered Notes without coupons in Authorized Denominations.

The Series 2004-C/D Notes shall be dated as provided in Section 3.9 of the Indenture and shall bear interest from their date until payment of principal has been made or duly provided for. The date of original issue of the Series 2004-C/D Notes shall be the Closing Date. The Series 2004-C/D Notes of each series shall be numbered in such manner as the Note Registrar shall determine.

Interest on each series of Series 2004-C/D Notes shall be computed on the basis of actual days elapsed and accrue daily from the date thereof (on the basis of a 360-day year), and shall be payable on each regularly scheduled Interest Payment Date with respect to such series prior to the Maturity thereof and at the Maturity thereof. The interest payable on each Interest Payment Date for each series of the Series 2004-C/D Notes shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity of such series, the last day preceding the date of such Maturity. The applicable Series 2004-C/D Note Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

The principal of and premium, if any, on the Series 2004-C/D Notes, together with interest payable on the Series 2004-C/D Notes at the Maturity thereof if the date of such Maturity is not a regularly scheduled Interest Payment Date, shall be payable in lawful money of the United States of America upon, except as otherwise provided in Section 17 hereof, presentation and surrender of such Series 2004-C/D Notes at the Principal Office of the Trustee, as Paying Agent with respect to the Series 2004-C/D Notes, or a duly appointed successor Paying Agent. Interest on the Series 2004-C/D Notes shall be payable on each regularly scheduled Interest Payment Date, except as otherwise provided in Section 17 hereof, by check or draft drawn upon the Paying Agent and mailed to the person who is the Holder thereof as of 5:00 p.m. in the city in which the Principal Office of the Note Registrar is located on the Regular Record Date for such Interest Payment Date at the address of such Holder as it appears on the Note Register, or, in the case of any Series 2004-C/D Note the Holder of which is the Holder of Series 2004-C/D Notes in the aggregate principal amount of $1,000,000 or more, at the direction of such Holder received by the Paying Agent by 5:00 p.m. in the city in which the Principal Office of the Paying Agent is located on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such

Holder. Any interest not so timely paid or duly provided for (herein referred to as “Defaulted Interest”) shall cease to be payable to the person who is the Holder thereof at the close of business on the Regular Record Date and shall be payable to the person who is the Holder thereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Holders of the Series 2004-C/D Notes not less than ten (10) days prior thereto by first-class mail to each such Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such Defaulted Interest. All payments of principal of and interest on the Series 2004-C/D Notes shall be made in lawful money of the United States of America.

The Series 2004-C/D Notes are subject to redemption prior to their Stated Maturities upon the terms and conditions and at the Redemption Prices specified in Section 16 hereof.

Subject to the provisions of the Indenture, the Series 2004-C Senior Notes shall be in substantially the form set forth in Exhibit A hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

Subject to the provisions of the Indenture, the Series 2004-D Notes shall be in substantially the form set forth in Exhibit B hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

Section 3. Interest Payable on Series 2004-C/D Notes. The Initial Interest Rate Adjustment Dates for each series of Series 2004-C/D Notes shall be (i) with respect to the Series 2004-C1 Notes, August 31, 2004, (ii) with respect to the Series 2004-C2 Notes, September 2, 2004, (iii) with respect to the Series 2004-C3 Notes, September 7, 2004, (iv) with respect to the Series 2004-C4 Notes, September 16, 2004, (v) with respect to the Series 2004-C5 Notes, September 21, 2004, and (vi) with respect to the Series 2004-D Notes, September 1, 2004.

During the Initial Interest Period, each series of Series 2004-C/D Notes shall bear interest at the Series 2004-C/D Note Initial Interest Rate for such series. Thereafter, except with respect to an Auction Period Adjustment, the Series 2004-C/D Notes shall bear interest at a Series 2004-C/D Note Auction Rate based on a 28-day Auction Period, as determined pursuant to this Section 3 and Sections 4 through 12 hereof.

The Series 2004-C/D Note Auction Rate to be borne by each series of Series 2004-C/D Notes after such Initial Interest Period for each Auction Period until an Auction Period Adjustment, if any, shall be determined as herein below described. Each such Auction Period (a) with respect to the Series 2004-C1, C3 and C5 Notes, shall commence on and include the Tuesday (or, if such Tuesday is not a Business Day, the next succeeding Business Day)

following the expiration of the immediately preceding Auction Period and terminate on and include the last day immediately preceding the Tuesday (or, if such Tuesday is not a Business Day, the next succeeding Business Day) of the fourth following week, (b) with respect to the Series 2004-C2 and C4 Notes, shall commence on and include the Wednesday (or, if such Wednesday is not a Business Day, the next succeeding Business Day) following the expiration of the immediately preceding Auction Period and terminate on and include the last day immediately preceding the Wednesday (or, if such Wednesday is not a Business Day, the next succeeding Business Day) of the fourth following week, and (c) with respect to the Series 2004-D Notes, shall commence on and include the Wednesday (or, if such Wednesday is not a Business Day, the next succeeding Business Day) following the expiration of the immediately preceding Auction Period and terminate on and include the last day immediately preceding the Wednesday (or, if such Wednesday is not a Business Day, the next succeeding Business Day) of the fourth following week; provided, however, that in the case of the Auction Period that immediately follows the Initial Interest Period for a series of Series 2004-C/D Notes, such Auction Period shall commence on the Initial Interest Rate Adjustment Date for such series. The Series 2004-C/D Note Auction Rate on each series of Series 2004-C/D Notes for each Auction Period shall be the lesser of (i) the Net Loan Rate in effect for such Auction Period, and (ii) the Auction Rate in effect for such Auction Period as determined in accordance with Section 4 hereof; provided that if, on any Interest Rate Determination Date, an Auction is not held for any reason, then the Series 2004-C/D Note Auction Rate on such series for the next succeeding Auction Period shall equal the lesser of (a) the Maximum Auction Rate and (b) the Net Loan Rate.

Notwithstanding the foregoing:

(a) if the ownership of a series of Series 2004-C/D Notes is no longer maintained in Book-Entry Form, the Series 2004-C/D Note Auction Rate on such series for any Interest Period commencing after the delivery of definitive notes representing such series pursuant to Section 17 hereof shall equal the lesser of (i) the Maximum Auction Rate and (ii) the Net Loan Rate on the Business Day immediately preceding the first day of such subsequent Interest Period; or

(b) if a Payment Default shall have occurred with respect to a series of Series 2004-C/D Notes, the Series 2004-C/D Note Auction Rate on such series for the Interest Period commencing on or immediately after such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two (2) Business Days after, such Payment Default is cured, shall equal the Non-Payment Rate on the first day of each such Interest Period.

In accordance with Section 4(c)(iii) hereof, the Auction Agent shall promptly give written notice to the Trustee and the Corporation of each Series 2004-C/D Note Auction Rate (unless the Series 2004-C/D Note Auction Rate is the Non-Payment Rate or the ownership of such series is no longer maintained in Book-Entry Form) and either the Auction Rate or the Net Loan Rate, as the case may be, when such rate is not the Series 2004-C/D Note Auction Rate, applicable to each series of Series 2004-C/D Notes. The Trustee shall notify the Holders of Series 2004-C/D Notes of the Series 2004-C/D Note Auction Rate applicable to each such series for each Auction Period on the second Business Day of such Auction Period.

In the event that the last Business Day immediately preceding what would otherwise be the commencement date of an Auction Period for a series of Series 2004-C/D Notes is more than five days prior to such date, the Interest Rate Determination Date and commencement date for such Auction Period, as well as the expiration date for the preceding Auction Period, may be adjusted to fall on such dates as the Market Agent, with the consent of the Corporation, may determine to be appropriate under such circumstances. The Market Agent shall promptly notify the Trustee and the Auction Agent in writing of any such determination. The Trustee, upon receipt of such notice, shall immediately give written notification of such determination to the Holders of such series of Series 2004-C/D Notes.

Notwithstanding any other provision of the Series 2004-C/D Notes or this First Supplemental Indenture, and except for the occurrence of a Payment Default, interest payable on each series of the Series 2004-C/D Notes for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the Net Loan Rate (subject to the Series 2004-C/D Note Auction Rate Limitation) in effect for such Auction Period.

If the Auction Rate for a series of Series 2004-C/D Notes is greater than the Net Loan Rate, then the Series 2004-C/D Note Auction Rate applicable to such series for that Interest Period will be the Net Loan Rate. If the Series 2004-C/D Note Auction Rate for a series of Series 2004-C/D Notes for any Interest Period is the Net Loan Rate, the Trustee shall determine the Carry-Over Amount, if any, with respect to such series for such Interest Period. Such determination of the Carry-Over Amount shall be made separately for each series of Series 2004-C/D Notes. Each Carry-Over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and, if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee) from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and, thereafter, in reduction of such Carry-Over Amount. For purposes of this First Supplemental Indenture, the Indenture and the Series 2004-C/D Notes, any reference to “principal” or “interest” herein and therein shall not include, within the meaning of such words, Carry-Over Amount or any interest accrued on any such Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Series 2004-C/D Note of such series by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to such Holder’s Series 2004-C/D Note, which written notice may accompany the payment of interest by check made to each such Holder on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Holder at such Holder’s address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Series 2004-C/D Note has been redeemed or has been deemed no longer Outstanding under the Indenture (after which all accrued Carry-Over Amount with respect to such Series 2004-C/D Note (and all accrued interest thereon) that remains unpaid shall be cancelled and no Carry-Over Amount (or interest accrued thereon) shall be paid with respect to such Series 2004-C/D Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on such Series 2004-C/D Note on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (l) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (2) moneys are available pursuant to the terms of this First Supplemental Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is cancelled.

The Carry-Over Amount (and interest accrued thereon) for a series of Series 2004-C/D Notes shall be paid by the Trustee on Outstanding Series 2004-C/D Notes of such series on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) moneys in the Surplus Account are available on such Interest Payment Date for transfer to the Interest Account for such purpose in accordance with the second paragraph of Section 4.8 of the Indenture, after taking into account all other amounts payable from the Surplus Fund in accordance with such paragraph on such Interest Payment Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any Series 2004-C/D Note which is unpaid as of an Interest Payment Date, which Series 2004-C/D Note is to be redeemed or deemed no longer Outstanding under this First Supplemental Indenture on such Interest Payment Date, shall be paid to the Holder thereof on such Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions of the preceding clause (ii); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on such Interest Payment Date shall be cancelled with respect to such Series 2004-C/D Note on such Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date or Dates, as necessary, for a subsequent Interest Period or Periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series 2004-C/D Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Series 2004-C/D Note of the Carry-Over Amount remaining unpaid on such Series 2004-C/D Note.

The Interest Payment Date on which any Carry-Over Amount (or any interest accrued thereon) for a series of Series 2004-C/D Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as, and from the same Account from which, it pays interest on the Series 2004-C/D Notes on an Interest Payment Date.

In the event that the Auction Agent no longer determines, or fails to determine, when required, the Series 2004-C/D Note Auction Rate with respect to a series of Series 2004-C/D Notes, or, if for any reason, such manner of determination shall be held to be invalid or unenforceable, the Series 2004-C/D Note Auction Rate for the next succeeding Interest Period (which Interest Period shall be an Auction Period for such series of Series 2004-C/D Notes) shall be the Net Loan Rate. The Net Loan Rate with respect to each Interest Rate Determination Date shall be determined and communicated to the Auction Agent and the Trustee in accordance with Section 6 hereof.

Section 4. Determining the Series 2004-C/D Note Auction Rate. By purchasing Series 2004-C/D Notes, whether in an Auction or otherwise, each purchaser of the Series 2004-C/D Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Series 2004-C/D Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

So long as the ownership of a series of Series 2004-C/D Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series 2004-C/D Notes of such series only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series 2004-C/D Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each series of the Series 2004-C/D Notes):

(a) (i) Prior to the Submission Deadline on each Auction Date;

(A) each Existing Holder of Series 2004-C/D Notes may submit to a Broker-Dealer by telephone or otherwise any information as to:

(1) the principal amount of Outstanding Series 2004-C/D Notes, if any, owned by such Existing Holder which such Existing Holder desires to continue to own without regard to the Auction Rate for the next succeeding Auction Period;

(2) the principal amount of Outstanding Series 2004-C/D Notes, if any, which such Existing Holder offers to sell if the Auction Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Holder; and/or

(3) the principal amount of Outstanding Series 2004-C/D Notes, if any, owned by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Auction Period; and

(B) one or more Broker-Dealers may contact Potential Holders to determine the principal amount of Series 2004-C/D Notes which each Potential Holder offers to purchase, if the Auction Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Holder.

The statement of an Existing Holder or a Potential Holder referred to in (A) or (B) of this paragraph (i) is herein referred to as an “Order,” and each Existing Holder and each Potential Holder placing an Order is herein referred to as a “Bidder”; an Order described in clause (A)(1) is herein referred to as a “Hold Order”; an Order described in clauses (A)(2) and (B) is herein referred to as a “Bid”; and an Order described in clause (A)(3) is herein referred to as a “Sell Order.”

(ii) (A) Subject to the provisions of Section 4(b) hereof, a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

(1) the principal amount of Outstanding Series 2004-C/D Notes specified in such Bid if the Auction Rate determined as provided in this Section 4 shall be less than the rate specified therein; or

(2) such principal amount, or a lesser principal amount of Outstanding Series 2004-C/D Notes to be determined as set forth in Section 4(d)(i)(D) hereof, if the Auction Rate determined as provided in this Section 4 shall be equal to the rate specified therein; or

(3) such principal amount, or a lesser principal amount of Outstanding Series 2004-C/D Notes to be determined as set forth in Section 4(d)(ii)(C) hereof, if the rate specified therein shall be higher than the Maximum Auction Rate and Sufficient Bids have not been made.

(B) Subject to the provisions of Section 4(b) hereof, a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

(1) the principal amount of Outstanding Series 2004-C/D Notes specified in such Sell Order; or

(2) such principal amount, or a lesser principal amount, of Outstanding Series 2004-C/D Notes set forth in Section 4(d)(ii)(C) hereof, if Sufficient Bids have not been made.

(C) Subject to the provisions of Section 4(b) hereof, a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

(1) the principal amount of Outstanding Series 2004-C/D Notes specified in such Bid if the Auction Rate determined as provided in this Section 4 shall be higher than the rate specified in such Bid; or

(2) such principal amount, or a lesser principal amount of Outstanding Series 2004-C/D Notes set forth in Section 4(d)(i)(E) hereof, if the Auction Rate determined as provided in this Section 4 shall be equal to the rate specified in such Bid.

(b) (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

(A) the name of the Bidder placing such Order;

(B) the aggregate principal amount of Series 2004-C/D Notes that are the subject of such Order;

(C) to the extent that such Bidder is an Existing Holder:

(1) the principal amount of Series 2004-C/D Notes, if any, subject to any Hold Order placed by such Existing Holder;

(2) the principal amount of Series 2004-C/D Notes, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

(3) the principal amount of Series 2004-C/D Notes, if any, subject to any Sell Order placed by such Existing Holder; and

(D) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder’s Bid.

(ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher .001%.

(iii) If an Order or Orders covering all Outstanding Series 2004-C/D Notes owned by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the principal amount of Outstanding Series 2004-C/D Notes owned by such Existing Holder and not subject to an Order submitted to the Auction Agent.

(iv) Neither the Corporation, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

(v) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Series 2004-C/D Notes owned by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

(A) All Hold Orders shall be considered valid, but only up to the aggregate principal amount of Outstanding Series 2004-C/D Notes owned by such Existing Holder, and if the aggregate principal amount of Series 2004-C/D Notes subject to such Hold Orders exceeds the aggregate principal amount of Series 2004-C/D Notes owned by such Existing Holder, the aggregate principal amount of Series 2004-C/D Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of Series 2004-C/D Notes subject to such Hold Order equals the aggregate principal amount of Outstanding Series 2004-C/D Notes owned by such Existing Holder.

(B) (1) any Bid shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Series 2004-C/D Notes owned by such Existing Holder over the aggregate principal amount of Series 2004-C/D Notes subject to any Hold Order referred to in clause (A) of this paragraph (v);

(2) subject to subclause (1) of this clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate principal amount of Outstanding Series 2004-C/D Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

(3) subject to subclauses (1) and (2) of this clause (B), if more than one Bid with different rates are submitted on behalf of such Existing Holder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

(4) in any such event, the amount of Outstanding Series 2004-C/D Notes, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

(C) All Sell Orders shall be considered valid up to an amount equal to the excess of the principal amount of Outstanding Series 2004-C/D Notes owned by such Existing Holder over the aggregate principal amount of Series 2004-C/D Notes subject to Hold Orders referred to in clause (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph (v).

(vi) If more than one Bid for Series 2004-C/D Notes is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

(vii) An Existing Holder that offers to purchase additional Series 2004-C/D Notes is, for purposes of such offer, treated as a Potential Holder.

(viii) Any Bid or Sell Order submitted by an Existing Holder covering an aggregate principal amount of Series 2004-C/D Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate principal amount of Series 2004-C/D Notes not equal to an Authorized Denomination shall be rejected.

(ix) Any Bid specifying a rate higher than the Maximum Auction Rate will (a) be treated as a Sell Order if submitted by an Existing Holder and (b) not be accepted if submitted by a Potential Holder.

(x) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

(c) (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, or as a “Submitted Order,” and collectively as “Submitted Hold Orders,” “Submitted Bids” or “Submitted Sell Orders,” as the case may be, or as “Submitted Orders”) and shall determine:

(A) the excess of the total principal amount of Outstanding Series 2004-C/D Notes over the sum of the aggregate principal amount of Outstanding Series 2004-C/D Notes subject to Submitted Hold Orders (such excess being herein referred to as the “Available Series 2004-C/D Notes”), and

(B) from the Submitted Orders whether:

(1) the aggregate principal amount of Outstanding Series 2004-C/D Notes subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Auction Rate;

exceeds or is equal to the sum of:

(2) the aggregate principal amount of Outstanding Series 2004-C/D Notes subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Auction Rate; and

(3) the aggregate principal amount of Outstanding Series 2004-C/D Notes subject to Submitted Sell Orders;

(in the event such excess or such equality exists, other than because all of the Outstanding Series 2004-C/D Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause (1) above shall be referred to collectively as “Sufficient Bids”); and

(C) if Sufficient Bids exist, the Bid Auction Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

(1) (x) each such Submitted Bid from Existing Holders specifying such lowest rate and (y) all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to own the principal amount of Series 2004-C/D Notes subject to such Submitted Bids; and

(2) (x) each such Submitted Bid from Potential Holders specifying such lowest rate and (y) all other Submitted Bids from Potential Holders specifying lower rates were accepted;

the result would be that such Existing Holders described in subclause (1) above would continue to own an aggregate principal amount of Outstanding Series 2004-C/D Notes which, when added to the aggregate principal amount of Outstanding Series 2004-C/D Notes to be purchased by such Potential Holders described in subclause (2) above, would equal not less than the Available Series 2004-C/D Notes.

(ii) Promptly after the Auction Agent has made the determinations pursuant to Section 4(c)(i) hereof, the Auction Agent shall advise the Trustee, the Broker-Dealers and the Corporation of the Net Loan Rate, the Maximum Auction Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

(A) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period shall be equal to the Bid Auction Rate so determined;

(B) if Sufficient Bids do not exist (other than because all of the Outstanding Series 2004-C/D Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the Maximum Auction Rate; or

(C) if all Outstanding Series 2004-C/D Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the All Hold Rate.

(iii) Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent shall determine and advise the Trustee of the Series 2004-C/D Note Auction Rate, which rate shall be the lesser of (a) the Auction Rate and (b) the Net Loan Rate; provided, however, that in no event shall the Series 2004-C/D Note Auction Rate exceed the Series 2004-C/D Note Auction Rate Limitation.

(d) Existing Holders shall continue to own the principal amount of Series 2004-C/D Notes that are subject to Submitted Hold Orders. If Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Auction Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (i).

If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Series 2004-C/D Notes are subject to Submitted Hold Orders), the Auction Rate will be the Maximum Auction Rate, and Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (ii).

(i) if Sufficient Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of this Section 4(d), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

(A) Existing Holders’ Submitted Bids specifying any rate that is higher than the Bid Auction Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate principal amount of Series 2004-C/D Notes subject to such Submitted Bids;

(B) Existing Holders’ Submitted Bids specifying any rate that is lower than the Bid Auction Rate shall be rejected, thus entitling each such Existing Holder to continue to own the aggregate principal amount of Series 2004-C/D Notes subject to such Submitted Bids;

(C) Potential Holders’ Submitted Bids specifying any rate that is lower than the Bid Auction Rate shall be accepted;

(D) Each Existing Holders’ Submitted Bid specifying a rate that is equal to the Bid Auction Rate shall be rejected, thus entitling such Existing Holder to continue to own the aggregate principal amount of Series 2004-C/D Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Series 2004-C/D Notes subject to all such Submitted Bids shall be greater than the principal amount of Series 2004-C/D Notes (the “remaining principal amount”) equal to the excess of the Available Series 2004-C/D Notes over the aggregate principal amount of Series 2004-C/D Notes subject to Submitted Bids described in clauses (B) and (C) of this Section 4(d)(i), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to own the principal amount of Series 2004-C/D Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Series 2004-C/D Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Series 2004-C/D Notes owned by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Series 2004-C/D Notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Bid Auction Rate; and

(E) Each Potential Holder’s Submitted Bid specifying a rate that is equal to the Bid Auction Rate shall be accepted, but only in an amount equal to the principal amount of Series 2004-C/D Notes obtained by multiplying the excess of the aggregate principal amount of Available Series 2004-C/D Notes over the aggregate principal amount of Series 2004-C/D Notes subject to Submitted Bids described in clauses (B), (C) and (D) of this Section 4(d)(i) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Series 2004-C/D Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Series 2004-C/D Notes subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Bid Auction Rate.

(ii) If Sufficient Bids have not been made (other than because all of the Outstanding Series 2004-C/D Notes are subject to Submitted Hold Orders), subject to the provisions of Section 4(d)(iv) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(A) Existing Holders’ Submitted Bids specifying any rate that is equal to or lower than the Maximum Auction Rate shall be rejected, thus entitling such Existing Holders to continue to own the aggregate principal amount of Series 2004-C/D Notes subject to such Submitted Bids;

(B) Potential Holders’ Submitted Bids specifying (1) any rate that is equal to or lower than the Maximum Auction Rate shall be accepted and (2) any rate that is higher than the Maximum Auction Rate shall be rejected; and

(C) each Existing Holder’s Submitted Bid specifying any rate that is higher than the Maximum Auction Rate and the Submitted Sell Order of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Series 2004-C/D Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Series 2004-C/D Notes obtained by multiplying the aggregate principal amount of Series 2004-C/D Notes subject to Submitted Bids described in clause (B)(1) of this Section 4(d)(ii) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Series 2004-C/D Notes owned by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Series 2004-C/D Notes subject to all such Submitted Bids and Submitted Sell Orders.

(iii) If all Outstanding Series 2004-C/D Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

(iv) If, as a result of the procedures described in paragraph (i) or (ii) of this Section 4(d), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a principal amount of Series 2004-C/D Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Series 2004-C/D Notes to be purchased or sold by any Existing Holder or Potential Holder so that the principal amount of Series 2004-C/D Notes purchased or sold by each Existing Holder or Potential Holder shall be equal to an Authorized Denomination.

(v) If, as a result of the procedures described in paragraph (i) of this Section 4(d), any Potential Holder would be entitled or required to purchase less than an Authorized Denomination of Series 2004-C/D Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Series 2004-C/D Notes for purchase among Potential Holders so that only Series 2004-C/D Notes in Authorized Denominations are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Series 2004-C/D Notes.

(e) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Series 2004-C/D Notes to be purchased and the aggregate principal amount of Series 2004-C/D Notes to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Series 2004-C/D Notes to be sold differs from such aggregate principal amount of Series 2004-C/D Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Series 2004-C/D Notes.

(f) Any calculation by the Auction Agent, the Corporation or the Trustee, as applicable, of the Series 2004-C/D Note Auction Rate, One-Month LIBOR, Three-Month LIBOR, Maximum Auction Rate, All Hold Rate and Non-Payment Rate, and any calculation by or on behalf of the Corporation of the Net Loan Rate, shall, in the absence of manifest error, be binding on all other parties.

(g) Notwithstanding anything in this First Supplemental Indenture to the contrary notwithstanding, no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default.

Section 5. Determination of Payment Defaults and Payment of Auction Agent and Broker-Dealer Fees.

(a) The Trustee shall determine, not later than 2:00 p.m., New York City time, on the Business Day next succeeding each Interest Payment Date relating to a series of Series 2004-C/D Notes, whether a Payment Default has occurred with respect to such series. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., New York City time, on such Business Day, send a notice thereof in substantially the form of Exhibit C attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Exhibit D attached hereto to the Auction Agent by telecopy or similar means.

(b) Not later than 12:00 noon, New York City time, on each Interest Payment Date relating to a series of Series 2004-C/D Notes, the Corporation shall pay to the Auction Agent, in immediately available funds out of amounts available therefor in the Administration Fund, an amount equal to the Auction Agent Fee and the Broker-Dealer Fee as calculated in accordance with the Auction Agent Agreement. The Corporation shall, from time to time at the request of the Auction Agent, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts available therefor in the Administration Fund.

Section 6. Calculation of Maximum Auction Rate, All Hold Rate, Net Loan Rate, One-Month LIBOR, Three-Month LIBOR and Non-Payment Rate. The Auction Agent shall calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date and shall notify the Trustee and the

Broker-Dealers of the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, as provided in the Auction Agent Agreement. If the ownership of the Series 2004-C/D Notes is no longer maintained in Book-Entry Form by the Securities Depository, the Trustee shall calculate the Maximum Auction Rate on the Business Day immediately preceding each Interest Payment Date after the delivery of definitive Series 2004-C/D Notes pursuant to Section 17 hereof. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default. The Auction Agent shall determine One-Month LIBOR or Three-Month LIBOR, as applicable, for each Interest Period other than the first Interest Period; provided that if the ownership of the Series 2004-C/D Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine One-Month LIBOR or Three-Month LIBOR, as applicable, for each such Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of One-Month LIBOR or Three-Month LIBOR, as applicable, shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Trustee of One-Month LIBOR or Three-Month LIBOR, as applicable.

The Net Loan Rate with respect to each Interest Rate Determination Date shall be determined by or on behalf of the Corporation and written notice thereof given to the Auction Agent and the Trustee on or prior to the twenty-fifth day (or, if such twenty-fifth day is not a Business Day, the next succeeding Business Day) of the calendar month preceding such Interest Rate Determination Date. If the Corporation shall fail or refuse to determine the Net Loan Rate, the Net Loan Rate shall be the Net Loan Rate last determined and communicated to the Auction Agent and the Trustee in accordance with this paragraph. The determination by or on behalf of the Corporation of the Net Loan Rate shall (in the absence of manifest error) be final and binding upon all parties.

Section 7. Notification of Rates, Amounts and Payment Dates.

(a) By 10:00 a.m., New York City time, on each Regular Record Date with respect to the Series 2004-C/D Notes, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the beneficial owners of each series thereof.

(b) As soon as practicable prior to each Interest Payment Date with respect to the Series 2004-C/D Notes, the Trustee shall:

(i) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of each series of Series 2004-C/D Notes is maintained in Book-Entry Form by the Securities Depository, (1) the date of such next Interest Payment Date and (2) the amount payable to the Auction Agent on such Interest Payment Date pursuant to Section 5(b) hereof;

(ii) pursuant to Section 3 hereof, advise the Holders of each series of Series 2004-C/D Notes of any Carry-Over Amount accruing on such Series 2004-C/D Notes; and

(iii) advise the Securities Depository, so long as the ownership of each series of Series 2004-C/D Notes is maintained in Book-Entry Form by the Securities Depository, upon request, of the Series 2004-C/D Note Interest Rate payable on such series of Series 2004-C/D Notes and the interest amount.

If any day scheduled to be an Interest Payment Date with respect to a series of Series 2004-C/D Notes shall be changed after the Trustee shall have given the notice or confirmation referred to in clause (i) of the preceding sentence, the Trustee shall, not later than 9:15 a.m., New York City time, on the Business Day next preceding the earlier of the new Interest Payment Date or the old Interest Payment Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Series 2004-C/D Notes is maintained in Book-Entry Form by the Securities Depository.

Section 8. Auction Agent.

(a) Deutsche Bank Trust Company Americas is hereby appointed as Initial Auction Agent to serve as agent for the Corporation in connection with Auctions. The Trustee and the Corporation will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with Deutsche Bank Trust Company Americas, as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this First Supplemental Indenture by giving at least ninety (90) days’ notice to the Trustee, the Market Agent and the Corporation. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Officer of the Corporation or the Holders of 66-2/3% of the aggregate principal amount of the Series 2004-C Senior Notes then Outstanding (or, if no Series 2004-C Senior Notes are then Outstanding, the Holders of 66-2/3% of the aggregate principal amount of the Series 2004-D Notes then Outstanding), and, if by such Holders, by an instrument signed by such Holders or their attorneys and filed with the Auction Agent, the Corporation and the Trustee upon at least ninety (90) days’ notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective unless and until a Substitute Auction Agent has been appointed and has accepted such appointment. However, if a successor Auction Agent shall not have been appointed within sixty (60) days from the date of a notice of resignation, the resigning Auction Agent may petition any court of competent jurisdiction for the appointment of a successor Auction Agent. If required by the Corporation, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction

Agent Agreement if, within twenty-five (25) days after notifying the Trustee, the Market Agent and the Corporation in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

(b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee at the direction of an Authorized Officer of the Corporation, shall use its best efforts to appoint a Substitute Auction Agent.

(c) The Auction Agent is acting as agent for the Corporation in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

(d) In the event of a change in the Auction Agent Fee Rate pursuant to Section 6.4(b) of the Auction Agent Agreement, the Auction Agent shall give a Notice of Fee Rate Change to the Trustee in accordance with the Auction Agent Agreement.

Section 9. Broker-Dealers.

(a) The Auction Agent will enter into a Broker-Dealer Agreement with RBC Dain Rauscher Inc., as the sole initial Broker-Dealer with respect to the Series 2004-C/D Notes. An Authorized Officer of the Corporation may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent; provided, however, that while RBC Dain Rauscher Inc. is serving as a Broker-Dealer with respect to a series of the Series 2004-C/D Notes, RBC Dain Rauscher Inc. shall have the right to consent to the approval of any additional Broker-Dealers with respect to such series, which consent will not be unreasonably withheld.

(b) Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer of the Corporation, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

Section 10. Changes in Auction Period or Periods.

(a) While any of the Series 2004-C/D Notes are Outstanding, the Corporation may, from time to time, convert the length of one or more Auction Periods (an “Auction Period Adjustment”), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the Series 2004-C/D Note Interest Rate borne by the Series 2004-C/D Notes. The Corporation shall not initiate an Auction Period Adjustment unless it shall have received, not less than three (3) days nor more than twenty (20) days prior to the Auction Period Adjustment, (i) the written consent of the Market Agent, which consent shall not be unreasonably withheld and (ii) written confirmation from each of the Rating Agencies then rating the Series 2004-C/D Notes that such Auction Period Adjustment will not adversely affect its ratings then applicable to any of the Series 2004-C/D Notes. The Corporation shall initiate the Auction Period Adjustment by giving written notice by Corporation Order to the Trustee, the Auction Agent, the Market Agent and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit E to this First Supplemental Indenture at least ten (10) days prior to the Auction Date for such Auction Period.

(b) Any such adjusted Auction Period shall not be less than seven (7) days nor more than ninety-one (91) days. If any such adjusted Auction Period will be less than twenty-eight (28) days, the notice described above will be effective only if it is accompanied by a written statement of the Trustee, the Auction Agent and the Securities Depository to the effect that they are capable of performing their duties, if any, under this First Supplemental Indenture, the Auction Agent Agreement and any Broker-Dealer Agreement with respect to such changed Auction Period.

(c) An Auction Period Adjustment shall take effect only (A) if the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the first such Auction Period, a Corporation Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit F to this First Supplemental Indenture, authorizing the Auction Period Adjustment specified in such certificate along with a copy of the consent of the Market Agent and the Rating Agency confirmations described in subparagraph (a) above and, if applicable, the written statement of the Trustee, the Auction Agent and the Securities Depository described in subparagraph (b) above, and (B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the Series 2004-C/D Note Interest Rate for the next Auction Period shall be determined pursuant to the provisions of Sections 4 through 9 hereof and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred in (B) above is not met, the Series 2004-C/D Note Auction Rate for the next Auction Period shall be the lesser of the Maximum Auction Rate and the Net Loan Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

Section 11. Changes in the Auction Date. The Market Agent, with the written consent of an Authorized Officer of the Corporation, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in Section 1 of this First Supplemental Indenture with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Series 2004-C/D Note Interest Rate borne by the Series 2004-C/D Notes. The Market Agent shall deliver a written request for consent to such change in the Auction Date to the Corporation not less than three days nor more than twenty (20) days prior to the effective date of such change. The Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least ten (10) days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Corporation and the Securities Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit G to this First Supplemental Indenture.

In connection with any change described in this Section 11, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

Section 12. Additional Provisions Regarding the Series 2004-C/D Note Interest Rate. The determination of a Series 2004-C/D Note Interest Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this First Supplemental Indenture shall be conclusive and binding on the Holders of the series of Series 2004-C/D Notes to which such Series 2004-C/D Note Interest Rate applies, and the Corporation and the Trustee may rely thereon for all purposes.

In no event shall the cumulative amount of interest paid or payable on a series of Series 2004-C/D Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 2004-C/D Notes of such series under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 2004-C/D Notes of such series or related documents) calculated from the date of issuance of such series through any subsequent day during the term of such series or otherwise prior to payment in full of the Series 2004-C/D Notes of such series exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 2004-C/D Notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 2004-C/D Notes of such series, or if the redemption or acceleration of the maturity of the Series 2004-C/D Notes of such series results in payment to or receipt by the Holder or any former Holder of the Series 2004-C/D Notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 2004-C/D Notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 2004-C/D Notes of such series shall be credited on the principal balance of the Series 2004-C/D Notes of such series (or, if the Series 2004-C/D Notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 2004-C/D Notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 2004-C/D Notes of such series and under the related documents.

Section 13. Qualifications of Market Agent. The Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by this First Supplemental Indenture. The Market Agent may resign and be discharged of the duties and obligations created by this First Supplemental Indenture by giving at least thirty (30) days notice to the Corporation and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Corporation and the acceptance of such appointment by such successor market agent. The Market Agent may be replaced at the direction of the Corporation, by an instrument signed by an Authorized Officer of the Corporation filed with the Market Agent and the Trustee at least thirty (30) days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Corporation and the acceptance of such appointment by such successor market agent.

In the event that the Market Agent shall be removed or be dissolved, or if the property or affairs of the Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent, and the Corporation shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 13, shall be deemed to be the Market Agent for all purposes of this First Supplemental Indenture until the appointment by the Corporation of the successor Market Agent. Nothing in this Section 13 shall be construed as conferring on the Trustee additional duties other than as set forth herein.

Section 14. Purposes of Issuance of Series 2004-C/D Notes. The Series 2004-C/D Notes are being issued to provide funds to be used to (a) acquire student loan notes incurred under the Higher Education Act and under the Alternative Loan Programs, (b) fund the Reserve Fund, (c) pay a portion of the interest coming due on the Series 2004-C/D Notes, and (d) pay Costs of Issuance of the Series 2004-C/D Notes.

Section 15. Deposit of Series 2004-C/D Note Proceeds. From the proceeds derived from the sale of the Series 2004-C/D Notes, there shall be deposited with the Trustee:

(A) for credit to the Series 2004-C/D Reserve Account, an amount equal to $6,472,500.00;

(B) for credit to the Series 2004-C/D Capitalized Interest Account, an amount equal to $434,489.46;

(C) for credit to the Series 2004-C/D Cost of Issuance Account, an amount equal to $690,400.00; and

(D) for credit to the Series 2004-C/D Acquisition Account, the remainder, to remain in the Series 2004-C/D Acquisition Account until applied for the acquisition or origination of Eligible Loans as follows: (1) on the Closing Date, Eligible Loans shall be purchased from GOAL Funding II pursuant to the Series 2004-C/D Transfer Agreement (which Eligible Loans were either originated by GOAL Funding II or purchased by GOAL Funding II pursuant to the Student Loan Purchase Agreements identified in Exhibit H-2 hereto), and (2) thereafter, Eligible Loans shall be originated or purchased pursuant to the Student Loan Purchase Agreements identified in Exhibit H-1 hereto (as such Exhibit H-1 may be amended or supplemented from time to time).

The purchase price for FFELP Loans Financed as provided in clause (D) above may (as to those FFELP Loans described in clause (D)(2)) or shall (as to those FFELP Loans described in clause (D)(1)) include federal interest subsidy payments and Special Allowance Payments that accrued prior to the date on which such FFELP Loans were Financed. To the extent so paid for or otherwise transferred to the Corporation upon the purchase of FFELP Loans, the amounts to be credited to the Revenue Fund in accordance with Section 4.6 of the Indenture shall include federal interest subsidy payments and Special Allowance Payments that accrued prior to the date on which FFELP Loans were so Financed.

Upon the acquisition of Eligible Loans pursuant to the Series 2004-C/D Transfer Agreement, the Trustee shall deposit to the credit of the Series 2004-C/D Alternative Loan Guarantee Account cash in the amount of $2,341,074.43 received from the trustee for GOAL Funding II, in connection with such acquisition. Thereafter, upon the acquisition of any Alternative Loan with amounts from the Series 2004-C/D Acquisition Account, the Trustee shall, as a condition of such acquisition, receive and deposit to the credit of the Series 2004-C/D Alternative Loan Guarantee Account cash in the amount of the origination fee, if any, paid in connection with the origination of such Alternative Loan.

Section 16. Redemption of Series 2004-C/D Notes. The Series 2004-C/D Notes are subject to redemption as provided in this Section 16.

(A) Redemption From Unexpended Proceeds. Subject to compliance with Section 10.2 of the Indenture, Outstanding Series 2004-C/D Notes shall be redeemed, in part, on the first regularly scheduled Interest Payment Date occurring after December 3, 2004 (or, in the case of proceeds of the Series 2004-C/D Notes certified by the Corporation to the Trustee to be necessary to fund the second disbursement of Eligible Loans Financed on the Closing Date, February 3, 2005), for which notice can be given in accordance with subsection (E) of this Section 16, at a Redemption Price equal to 100% of the principal amount of Series 2004-C/D Notes so redeemed, from proceeds of the Series 2004-C/D Notes constituting that portion of the Balance of the Series 2004-C/D Acquisition Account that have not been used to acquire Eligible Loans by December 3, 2004 (or, in the case of proceeds of the Series 2004-C/D Notes certified by the Corporation to the Trustee to be necessary to fund the second disbursement of Eligible Loans Financed on the Closing Date, February 3, 2005), and from that portion of the Reserve Fund which, if left in the Reserve Fund upon such redemption, would cause the Balance in the Reserve Fund to exceed the Reserve Fund Requirement, calculated after giving effect to such redemption. The Trustee shall transfer any moneys to be so used to redeem Series 2004-C/D Notes to the credit of the Series 2004-C/D Retirement Subaccount for such purpose without any further authorization or direction.

(B) Redemption from Surplus Account. Subject to compliance with Section 10.2 of the Indenture, Outstanding Series 2004-C/D Notes shall be redeemed on any regularly scheduled Interest Payment Date with respect thereto, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof to be redeemed, from that portion of the Balance of the Series 2004-C/D Surplus Subaccount transferred to the Series 2004-C/D Retirement Account in accordance with this subsection (B). If there are any amounts in the Series 2004-C/D Surplus Subaccount which have been on deposit therein for at least twelve (12) months, and if there are no deficiencies in any of the Indemnification Fund, the Note Fund, the Reserve Fund or the Special Redemption and Prepayment Account, the Trustee shall give written notice to the Corporation that such moneys will be transferred to the Series 2004-C/D Retirement Account and applied to the redemption of Series 2004-C/D Notes in accordance with this subsection (B)

unless the Corporation, within ten (10) Business Days of receipt of such notice, delivers to the Trustee a Corporation Certificate to the effect that some or all of such amounts are reasonably expected to be necessary to pay Debt Service on the Outstanding Notes or on Outstanding Other Obligations, Carry-Over Amounts, including accrued interest thereon, with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Indemnification Fund. Any amounts so certified by the Corporation will remain in the Series 2004-C/D Surplus Subaccount and will not be applied to the redemption of Series 2004-C/D Notes pursuant to this subsection (B).

(C) Optional Redemption. Subject to compliance with Section 10.2 of the Indenture, Outstanding Series 2004-C/D Notes may, at the option of the Corporation and from amounts credited to the Retirement Account for such purpose, be redeemed on any regularly scheduled Interest Payment Date with respect thereto, in whole or in part, at a Redemption Price equal to 100% of the principal amount of Series 2004-C/D Notes to be so redeemed.

Notwithstanding the foregoing, except from amounts provided from the Series 2004-C/D Capitalized Interest Account pursuant to Section 19 hereof, no Series 2004-C/D Notes shall be redeemed pursuant to this subsection (C) unless the Trustee receives, at least forty-five (45) days prior to the proposed Redemption Date (unless a shorter notice is satisfactory to the Trustee), a Corporation Certificate certifying that, based on a Cash Flow Projection, such redemption of such Series 2004-C/D Notes will not materially adversely affect the Corporation’s ability to pay Debt Service on the Outstanding Notes and Outstanding Other Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Indemnification Fund.

(D) Selection of Series 2004-C/D Notes for Redemption. If less than all Outstanding Series 2004-C/D Notes are to be redeemed pursuant to subsections (A), (B) or (C) of this Section 16, the principal amounts of each series of Series 2004-C/D Notes to be redeemed shall be selected as follows: to the extent that the provisions of Section 10.2 of the Indenture will not be violated thereby and subject to subsection (F) of this Section 16, either (i) that principal amount of Series 2004-D Notes shall be redeemed which bears, as nearly as practicable, the same (but no greater) proportion to the aggregate principal amount of all Outstanding Series 2004-C/D Notes to be redeemed as the aggregate principal amount of Outstanding Series 2004-D Notes bears to the aggregate principal amount of all Outstanding Series 2004-C/D Notes or (ii) if the Trustee receives, at least forty-five (45) days prior to the Redemption Date (unless a shorter notice is satisfactory to the Trustee), (a) a Corporation Certificate certifying that, based on a Cash Flow Projection, a different proportion of Series 2004-D Notes to be redeemed will not materially adversely affect the Corporation’s ability to pay Debt Service on the Outstanding Notes and on Outstanding Other Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Indemnification Fund, and (b) a written confirmation from each Rating Agency that a different proportion of Series 2004-D Notes to be redeemed will not adversely affect any rating or ratings then applicable to any of the Unenhanced Notes, Series 2004-D Notes shall be redeemed in such principal amount as is designated by the Corporation in such certificate and is within the scope of such confirmation. The remaining Series 2004-C/D Notes to be redeemed shall be selected from each series of the Series 2004-C Senior Notes in, as nearly as practicable, the same proportion to the aggregate principal amount of all Outstanding Series 2004-C Senior

Notes to be redeemed as the aggregate principal amount of Outstanding Series 2004-C Senior Notes of such series bears to the aggregate principal amount of all Outstanding Series 2004-C Senior Notes.

Notwithstanding the foregoing provisions of this Section 16, to the extent Series 2004-D Notes cannot be redeemed due to the application of Section 10.2 of the Indenture, but Series 2004-C Senior Notes may be redeemed without violating the provisions of said Section 10.2, the particular Series 2004-C/D Notes to be redeemed shall be selected from the Series 2004-C Senior Notes in the manner described in the preceding paragraph.

If less than all of the Outstanding Series 2004-C/D Notes of a given series are to be redeemed pursuant to this Section 16, the particular Series 2004-C/D Notes to be redeemed shall be selected by the Trustee by lot in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Series 2004-C/D Notes in an Authorized Denomination.

The Trustee shall promptly notify the Note Registrar and any Paying Agent for the Series 2004-C/D Notes (in each case, if other than the Trustee) in writing of the Series 2004-C/D Notes selected for redemption and, in the case of any Series 2004-C/D Note selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Series 2004-C/D Notes shall relate, in the case of any Series 2004-C/D Note redeemed or to be redeemed only in part, to the portion of the principal of such Series 2004-C/D Note which has been or is to be redeemed.

(E) Notice of Redemption. Notice of redemption of Series 2004-C/D Notes pursuant to this Section 16 shall be given not less than fifteen (15) days prior to the Redemption Date in accordance with the provisions of Section 10.4 of the Indenture.

Section 17. Book-Entry Series 2004-C/D Notes.

(a) The registered Holder of all Series 2004-C/D Notes shall be the Securities Depository and the Series 2004-C/D Notes shall be registered in the name of the nominee for the Securities Depository. The “Series 2004-C/D Notes” referred to in this subsection (a) shall refer to the Series 2004-C/D Notes registered in the name of the Securities Depository.

(b) The Series 2004-C/D Notes shall be initially issued in the form of separate, single, authenticated fully-registered Series 2004-C/D Notes for each series thereof in the amount of such series. Upon initial issuance, the ownership of each such Series 2004-C/D Note shall be registered in the registration books kept by the Note Registrar in the name of the nominee of the Securities Depository. The Trustee and the Corporation may treat the Securities Depository (or its nominee) as the sole and exclusive owner of the Series 2004-C/D Notes registered in its name for the purposes of (1) payment of the principal or Redemption Price of, interest on or Carry-Over Amount (including any accrued interest thereon) with respect to the Series 2004-C/D Notes, (2) selecting the Series 2004-C/D Notes or portions thereof to be redeemed, (3) giving any notice permitted or required to be given to Holders under the Indenture, (4) registering the transfer of Series 2004-C/D Notes, and (5) obtaining any consent or other action to be taken by

Holders and for all other purposes whatsoever, and neither the Trustee nor the Corporation shall be affected by any notice to the contrary (except as provided in subsection (c) below). Neither the Trustee nor the Corporation shall have any responsibility or obligation to any Participant, any Beneficial Owner or any other Person claiming a beneficial ownership interest in the Series 2004-C/D Notes under or through the Securities Depository or any Participant, or any other Person which is not shown on the registration books of the Note Registrar as being a Holder, with respect to the accuracy of any records maintained by the Securities Depository or any Participant, the payment to the Securities Depository of any amount in respect of the principal or Redemption Price of, interest on or Carry-Over Amount (including any accrued interest thereon) with respect to the Series 2004-C/D Notes; any notice which is permitted or required to be given to Holders under the Indenture; the selection by the Securities Depository or any Participant of any Person to receive payment in the event of a partial redemption of the Series 2004-C/D Notes; or any consent given or other action taken by the Securities Depository as Holder. The Trustee shall pay all principal and Redemption Price of, interest on and Carry-Over Amount (including any accrued interest thereon) with respect to the Series 2004-C/D Notes only “to or upon the order of” the Securities Depository (as that phrase is used in the Uniform Commercial Code as adopted in the State of South Dakota), and all such payments shall be valid and effective to fully satisfy and discharge the Corporation’s obligations with respect to the principal, purchase price or Redemption Price of, interest on and Carry-Over Amount (including any accrued interest thereon) with respect to the Series 2004-C/D Notes to the extent of the sum or sums so paid. Except as provided in subsection(c) below, no Person other than the Securities Depository shall receive an authenticated Series 2004-C/D Note evidencing the obligation of the Corporation to make payments of principal or Redemption Price, interest and Carry-Over Amount (including any accrued interest thereon) pursuant to this Indenture. Upon delivery by the Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of the preceding nominee, the Series 2004-C/D Notes will be transferable to such new nominee in accordance with subsection (f) below.

(c) Except with respect to any Series 2004-C/D Notes during such time as they bear interest at the Auction Rate, in the event the Corporation determines that it is in the best interest of the Corporation not to continue the book-entry system of transfer or that the interest of the Holders might be adversely affected if the book-entry system of transfer is continued, the Corporation may so notify the Securities Depository and the Trustee, whereupon the Securities Depository will notify the Participants of the availability through the Securities Depository of definitive Series 2004-C/D Notes. In such event, the Trustee shall authenticate, transfer and exchange definitive Series 2004-C/D Notes as requested by the Securities Depository in appropriate amounts in accordance with subsection (f) below. The Securities Depository may determine to discontinue providing its services with respect to the Series 2004-C/D Notes at any time by giving notice to the Corporation and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Corporation may determine that the Securities Depository is incapable of discharging its responsibilities and may so advise the Securities Depository. In either such event, the Corporation shall either establish its own book-entry system or use reasonable efforts to locate another securities depository. Under such circumstances (if there is no successor Securities Depository), the Corporation and the Trustee shall be obligated to deliver definitive Series 2004-C/D Notes as described in this Indenture and in accordance with subsection (f) below. In the event definitive Series 2004-C/D Notes are issued, the provisions of this Indenture shall apply to such definitive Series 2004-C/D Notes in all respects, including, among other things, the transfer and exchange of such Series 2004-C/D Notes and the method of payment of principal or Redemption Price of, interest on and Carry-Over Amount (including any accrued interest thereon) with respect to such Series 2004-C/D Notes. Whenever the Securities Depository requests the Corporation and the Trustee to do so, the Trustee and the Corporation will cooperate with the Securities Depository in taking appropriate action after reasonable notice (A) to make available one or more separate definitive Series 2004-C/D Notes to any Participant having Series 2004-C/D Notes credited to its account with the Securities Depository or (B) to arrange for another securities depository to maintain custody of definitive Series 2004-C/D Notes.

(d) Notwithstanding any other provision of the Indenture to the contrary, so long as any Series 2004-C/D Note is registered in the name of the nominee of the Securities Depository, all payments with respect to the principal or Redemption Price of, interest on and Carry-Over Amount (including any accrued interest thereon) with respect to such Series 2004-C/D Note and all notices with respect to such Series 2004-C/D Note shall be made and given, respectively, to the Securities Depository as provided in its letter of representations.

(e) In connection with any notice or other communication to be provided to Holders pursuant to the Indenture by the Corporation or the Trustee or with respect to any consent or other action to be taken by Holders, the Corporation or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Holder.

(f) In the event that any transfer or exchange of Series 2004-C/D Notes is permitted under subsection (b) or (c) of this Section 17, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered Holder thereof of the Series 2004-C/D Notes to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of the Indenture. In the event definitive Series 2004-C/D Notes are issued to Holders other than the nominee of the Securities Depository, or another securities depository as Holder of all the Series 2004-C/D Notes, the provisions of the Indenture shall also apply to, among other things, the printing of such definitive Series 2004-C/D Notes and the methods of payment of principal or Redemption Price of, interest on and Carry-Over Amount (including any accrued interest thereon) with respect to such Series 2004-C/D Notes.

(g) Notwithstanding any provision of Article Ten of the Indenture to the contrary, in connection with any redemption of Series 2004-C/D Notes while The Depository Trust Company, New York, New York (“DTC”), is the sole Holder, the Corporation shall give notice of such redemption to the Trustee at least thirty (30) days prior to the date fixed for redemption with respect to the Series 2004-C/D Notes, and the Trustee shall give notice of redemption to DTC as Holder of such Series 2004-C/D Notes pursuant to Section 10.4 of the Indenture at least fifteen (15) days and not more than thirty (30) days prior to the date fixed for redemption of Series 2004-C/D Notes.

Section 18. Series 2004-C/D Accounts and Subaccounts. So long as any Series 2004-C/D Notes are Outstanding, the following Accounts and Subaccounts, which are hereby established, shall be maintained by the Trustee or a Deposit Agent, as the case may be: in the Acquisition Fund, an Account to be known as the “Series 2004-C/D Acquisition Account” and an Account to be known as the “Series 2004-C/D Capitalized Interest Account”; in the Administration Fund, an Account to be known as the “Series 2004-C/D Administration Account” and an Account to be known as the “Series 2004-C/D Cost of Issuance Account”; in the Reserve Fund, an Account to be known as the “Series 2004-C/D Reserve Account”; in the Interest Account, a Subaccount to be known as the “Series 2004-C/D Interest Subaccount”; in the Principal Account, a Subaccount to be known as the “Series 2004-C/D Principal Subaccount”; in the Retirement Account, a Subaccount to be known as the “Series 2004-C/D Retirement Subaccount”; in the Alternative Loan Guarantee Fund, an Account to be known as the “Series 2004-C/D Alternative Loan Guarantee Account”; and in the Surplus Account, a Subaccount to be known as the “Series 2004-C/D Surplus Subaccount.”

All amounts transferred to the Acquisition Fund, the Administration Fund, the Reserve Fund, the Interest Account, the Principal Account, the Retirement Account, the Alternative Loan Guarantee Fund and the Surplus Account from any other Fund or Account pursuant to the requirements of the Indenture with respect to the Series 2004-C/D Notes or the Student Loans Financed with the proceeds thereof shall be deposited to the credit of the Series 2004-C/D Acquisition Account, the Series 2004-C/D Administration Account, the Series 2004-C/D Reserve Account, the Series 2004-C/D Interest Subaccount, the Series 2004-C/D Principal Subaccount, the Series 2004-C/D Retirement Subaccount, the Series 2004-C/D Alternative Loan Guarantee Account or the Series 2004-C/D Surplus Subaccount, respectively, and as appropriate.

Except as heretofore provided in this Section 18, nothing herein shall be deemed to prohibit (1) the Trustee from using Balances of any Account or Subaccount established by this Section 18 to remedy deficiencies for which Balances of the Fund or Account in which such Account or Subaccount is established are subject to use under the Indenture, or (2) the application of Balances of any Account or Subaccount established by this Section 18 for any purpose for which Balances of the Fund or Account in which such Account or Subaccount is established are authorized to be applied by the Indenture.

When there shall be no Series 2004-C/D Notes Outstanding, the Series 2004-C/D Acquisition Account and the Series 2004-C/D Capitalized Interest Account shall terminate and any Balance thereof at such time shall be used as other Balances of the Acquisition Fund, and the Series 2004-C/D Administration Account and the Series 2004-C/D Cost of Issuance Account shall each terminate and any Balance thereof at such time shall be used as other Balances of the Administration Fund. When there shall be no Series 2004-C/D Notes Outstanding, the Series 2004-C/D Interest Account shall terminate and any Balance thereof at such time shall be used as other Balances of the Interest Account, the Series 2004-C/D Principal Account shall terminate and any Balance thereof at such time shall be used as other Balances of the Principal Account, the Series 2004-C/D Retirement Account shall terminate and any Balance thereof at such time shall be used as other Balances of the Retirement Account, the Series 2004-C/D Reserve Account shall terminate and any Balance thereof at such time shall be used as other Balances of the Reserve Fund, the Series 2004-C/D Alternative Loan Guarantee Account shall terminate and any Balance thereof at such time shall be used as other Balances of the Reserve Fund and the

Series 2004-C/D Surplus Subaccount shall terminate and any Balance thereof at such time shall be used as other Balances of the Surplus Account.

Section 19. Series 2004-C/D Capitalized Interest Account. A deposit shall be made to the credit of the Series 2004-C/D Capitalized Interest Account pursuant to Section 15 of this First Supplemental Indenture. Notwithstanding the provisions of Section 4.2 of the Indenture, amounts in the Series 2004-C/D Capitalized Interest Account shall be transferred to the Series 2004-C/D Interest Subaccount on any Monthly Payment Date to the extent necessary to remedy any deficiency therein after any required transfers thereto from the Revenue Fund and the Series 2004-C/D Surplus Subaccount. The Corporation may, at any time prior to December 5, 2004, by Corporation Order, direct that all or a portion of the Balance in the Series 2004-C/D Capitalized Interest Account be transferred to the Series 2004-C/D Acquisition Subaccount and thereafter applied in the same manner as those amounts originally deposited to the credit of the Series 2004-C/D Acquisition Subaccount pursuant to Section 15 of this First Supplemental Indenture, provided (i) that the Corporation has certified in such Corporation Order that, based on a Cash Flow Projection, any such amount is not reasonably expected to be needed to remedy a deficiency in the Series 2004-C/D Interest Subaccount as described above, and (ii) such transfer and application will not result in the reduction or withdrawal of the outstanding rating assigned by any Rating Agency to the Series 2004-C/D Notes, as evidenced in writing to the Trustee by each such Rating Agency. Any amounts remaining in the Series 2004-C/D Capitalized Interest Account as of August 1, 2005, shall be transferred by the Trustee to the Series 2004-C/D Retirement Account and thereafter applied to the redemption of Series 2004-C/D Notes pursuant to Section 16(C) hereof.

Section 20. Certain Findings, Determinations and Designations. The Corporation hereby finds and determines as follows:

(A) The Original Indenture has not been amended, supplemented or repealed since the execution thereof. This First Supplemental Indenture supplements the Indenture, constitutes and is a “Supplemental Indenture” within the meaning of such term as defined and used in the Indenture and is executed under and pursuant to the Indenture.

(B) No Notes have heretofore been issued under the Indenture. The Series 2004-C1 Notes, the Series 2004-C2 Notes, the Series 2004-C3 Notes, the Series 2004-C4 Notes and the Series 2004-C5 Notes constitute, and are hereby designated as, “Class A Notes” within the meaning of the term as defined and used in the Indenture, and the Series 2004-D Notes constitute, and are hereby designated as, “Class B Notes” within the meaning of the term as defined and used in the Indenture.

(C) Upon receipt of the proceeds of the sale of the Series 2004-C/D Notes: (1) the Trust Estate pledged under the Indenture will not be encumbered by any lien or charge thereon or pledge thereof, other than the lien and charge thereon and pledge thereof created by the Indenture for the payment and security of the Notes; and (2) there will not be outstanding any bonds, notes or other evidences of indebtedness payable from and secured by a lien on or pledge or charge upon the Trust Estate pledged under the Indenture other than the Series 2004-C/D Notes.

(D) There does not exist an “Event of Default,” within the meaning of such term as defined in the Indenture, which is continuing, nor does there exist any condition which, after the passage of time, would constitute such an “Event of Default.”

Section 21. Purchase or Origination of Eligible Loans From Series 2004-C/D Acquisition Account and Series 2004-C/D Surplus Subaccount. The price paid to purchase an Eligible Loan from the Balances in the Series 2004-C/D Acquisition Account (other than the Eligible Loans to be purchased pursuant to the Series 2004-C/D Transfer Agreement, the purchase price for which is set forth in such agreement) shall not exceed 100% of the remaining unpaid principal amount of such Eligible Loan, plus accrued Special Allowance Payments and noncapitalized borrower interest thereon, if any, to the date of purchase, reasonable transfer, origination and assignment fees, if applicable, and, in the case of FFELP Loans only, a premium which would not cause the weighted average of the premiums paid on all FFELP Loans Financed from the Series 2004-C/D Acquisition Account to exceed 1.63% (or such greater premium the payment of which will not materially adversely affect the Corporation’s ability to pay Debt Service on the Outstanding Notes, Other Indenture Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required transfers to the Indemnification Fund, as shown in a subsequent Cash Flow Projection received by the Trustee, and which will not result in the reduction or withdrawal of the outstanding rating assigned by any Rating Agency to the Series 2004-C/D Notes, as evidenced in writing to the Trustee by each such Rating Agency), and as otherwise authorized by Section 4.2 of the Indenture.

None of the proceeds of the Series 2004-C/D Notes deposited in the Series 2004-C/D Acquisition Account in accordance with Section 15(D) hereof may be used to purchase or originate Alternative Loans except as provided in Section 15(D)(1) hereof; provided that such proceeds may be so used if such use will not materially adversely affect the Corporation’s ability to pay Debt Service on the Outstanding Notes, Other Indenture Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required transfers to the Indemnification Fund, as shown in a subsequent Cash Flow Projection received by the Trustee, and which will not result in the reduction or withdrawal of the outstanding rating assigned by any Rating Agency to the Series 2004-C/D Notes, as evidenced in writing to the Trustee by each such Rating Agency. The aggregate principal amount of Alternative Loans Financed as provided in Section 15(D)(1) hereof shall not exceed $39,372,000.

The Corporation shall not purchase or originate any Financed Student Loans which are subject to any interest rate reduction or other program that would reduce the yield thereon (I) if such yield reduction (a) is more than 2.0% per annum plus (provided there are no delinquencies in the first 24 months) return of some or all of the origination fee in excess of $250, (b) may commence if any of the first forty-eight (48) consecutive payments have not been received in a timely fashion or (c) may continue if any payments are not received in a timely fashion, or (II) from Balances in the Series 2004-C/D Acquisition Account if, as a result of such purchase or origination, the aggregate of the amounts applied from such Balances to the purchase or origination of Student Loans subject to such programs would exceed 50% of the aggregate of the amounts applied from such Balances to the purchase or origination of all Student Loans, unless the Corporation delivers to the Trustee (i) a Corporation Certificate certifying that, based on a

Cash Flow Projection, the purchase or origination of such Student Loan will not materially adversely affect the Corporation’s ability to pay Debt Service on the Outstanding Notes and on Outstanding Other Obligations, to pay Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes or to make required deposits to the Indemnification Fund, and (ii) written confirmation from each Rating Agency then rating the Series 2004-C/D Notes that the purchase or origination of such Student Loan will not result in a reduction or withdrawal of the rating of the Series 2004-C/D Notes; provided that the foregoing restrictions shall not apply to the purchase or origination of any Student Loan subject to a yield reduction program which the Corporation may, at its option, discontinue at any time and which would not reduce the yield thereon by more than .25% per annum.

The Corporation shall not agree to, or permit any Servicer to agree to, any discount or other reduction in the yield on any Student Loan Financed from Balances in the Series 2004-C/D Acquisition Account (other than any such reduction that existed at the time such Student Loan was so Financed) if, as a result thereof, the yield on such Student Loan would be reduced by more than .25% per annum, unless the Corporation delivers to the Trustee (1) a Corporation Certificate certifying that, based on a Cash Flow Projection, such reduction will not materially adversely affect the Corporation’s ability to pay Debt Service on the Outstanding Notes and on Outstanding Other Obligations, to pay Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes or to make required deposits to the Indemnification Fund, and (2) written confirmation from each Rating Agency then rating the Series 2004-C/D Notes that such reduction will not result in a reduction or withdrawal of the rating of the Series 2004-C/D Notes.

The Corporation shall not purchase or originate any Student Loan from the Balance in the Series 2004-C/D Surplus Subaccount.

The Corporation shall not purchase or originate (A) any FFELP Loan from the Balances in the Series 2004-C/D Acquisition Account if, as a result of an amendment to the Higher Education Act after the date of this First Supplemental Indenture (other than an amendment contained in a bill currently pending in Congress and subsequently enacted into law), such FFELP Loan bears a rate of interest that is lower than the rate of interest such FFELP Loan would have borne under the Higher Education Act as it currently exists, or (B) any Consolidation Loan from the Balances in the Series 2004-C/D Acquisition Account that has a final payment date beyond November 30, 2036, unless the Corporation delivers to the Trustee (1) a Corporation Certificate certifying that, based on a Cash Flow Projection, the purchase or origination of such FFELP Loan or Consolidation Loan will not materially adversely affect the Corporation’s ability to pay Debt Service on the Outstanding Notes and on Outstanding Other Obligations, to pay Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes or to make required deposits to the Indemnification Fund, and (2) written confirmation from each Rating Agency then rating the Series 2004-C/D Notes that the purchase or origination of such FFELP Loan or Consolidation Loan will not result in a reduction or withdrawal of the rating of the Series 2004-C/D Notes.

Section 22. Limitation on Costs of Issuance, Administrative Expenses and Note Fees. The Corporation covenants and agrees that the Costs of Issuance, Administrative Expenses and Note Fees to be paid, or reimbursed to the Corporation, from the Administration

Fund shall not exceed the aggregate amount thereof specified in the Closing Cash Flow Projection, unless the Corporation delivers to the Trustee (i) a Corporation Certificate certifying that, based on a Cash Flow Projection, the payment or reimbursement of a greater amount of Costs of Issuance, Administrative Expenses and Note Fees from the Administration Fund will not materially adversely affect the Corporation’s ability to pay Debt Service on the Outstanding Notes and on Outstanding Other Obligations, to pay Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes or to make required deposits to the Indemnification Fund and (ii) written confirmation from each of the Rating Agencies then rating the Series 2004-C/D Notes to the effect that payment or reimbursement of such additional Costs of Issuance, Administrative Expenses or Note Fees will not result in a reduction or withdrawal of the rating of the Series 2004-C/D Notes.

Section 23. Proceeds of Sales of Certain Student Loans To Be Deposited in the Acquisition Fund. The Trustee shall deposit in the Acquisition Fund the proceeds of the resale to a Lender of any Student Loans Financed with proceeds of the Series 2004-C/D Notes pursuant to such Lender’s repurchase obligation under the applicable Student Loan Purchase Agreement upon receipt thereof from the Corporation, to the extent directed in a Corporation Order and received by the Trustee prior to December 5, 2004. Any such proceeds received by the Trustee after such date shall be deposited in the Revenue Fund

Section 24. Governing Law. This First Supplemental Indenture shall be governed by and be construed in accordance with the laws of the State without giving effect to the conflicts-of-laws principles thereof; provided that those provisions of this First Supplemental Indenture relating to the rights and duties of the Auction Agent shall be governed by and be construed in accordance with the laws of the State of New York.

Section 25. Section Headings; Table of Contents. The headings or titles of the several sections hereof shall be solely for convenience of reference and shall not affect the meaning or construction, interpretation or effect of this First Supplemental Indenture.

Section 26. Severability. If any provision of this First Supplemental Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

The invalidity of any one or more phrases, sentences, clauses or paragraphs in this First Supplemental Indenture contained shall not affect the remaining portions of this First Supplemental Indenture or part thereof.

Section 27. Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 28. Effect of First Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes and every Holder of Notes hereafter authenticated and delivered and Other Beneficiary under the Indenture shall be bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

EDUCATION LOANS INCORPORATED

By	/s/ Michael A. Gort
President

Attest:

/s/ Rollyn H. Samp
Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Cynthia S. Woodward
Vice President

[Signature page to First Supplemental Indenture]

EXHIBIT A

FORM OF SERIES 2004-C SENIOR NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EDUCATION LOANS INCORPORATED

STUDENT LOAN ASSET-BACKED NOTE

SENIOR SERIES 2004-C[1][2][3][4][5]

CLASS A

No. R	$

Stated Maturity Date	Date of Original Issue	Interest Rate	CUSIP
December 1, 2036	August 5, 2004	Variable

REGISTERED HOLDER: CEDE & CO.

PRINCIPAL AMOUNT:

FOR VALUE RECEIVED, EDUCATION LOANS INCORPORATED, a corporation organized under the laws of the State of Delaware (the “Corporation,” which term includes any successor corporation under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the “Registered Holder”), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2004-C/D Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each Interest Payment Date and at Maturity, at the Series 2004-C/D Note Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. in the city in which the Principal Office of the Note Registrar is located on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2004-C/D Notes in the aggregate principal amount of $1,000,000 or more, at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. in the city in which the Principal Office of the Paying Agent is located on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, premium, if any, and interest on this Note are payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a special record date for the payment of any such defaulted interest. Such special record date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such defaulted interest. The principal of, premium, if any, and interest on this Note are payable in lawful money of the United States of America.

This Note is one of an authorized issue of Notes (the “Notes”), issued and to be issued by the Corporation in one or more series pursuant to an Indenture of Trust, dated as of August 1, 2004 (as supplemented and amended, the “Indenture”), as supplemented by a First Supplemental Indenture of Trust, dated as of August 1, 2004 (the “First Supplemental Indenture”), each between the Corporation and U.S. Bank National Association, in Minneapolis, Minnesota, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture). As provided in the Indenture, the Notes are issuable in series which may vary as in the Indenture provided or permitted. This Note is one of a series issued in an aggregate principal amount of $78,300,000 (the “Series 2004-C[1][2][3][4][5] Notes”). The Series 2004-C[1][2][3][4][5] Notes are issued simultaneously with four other series of Class A Notes issued in the aggregate principal amount of $313,200,000 (together with the Series 2004-C[1][2][3][4][5] Notes, collectively referred to herein as the “Series 2004-C Senior Notes”), and a series of Class B Notes issued in the aggregate principal amount of $40,000,000 (the “Series 2004-D Notes” and, together with the Series 2004-C Senior Notes, collectively referred to herein as the “Series 2004-C/D Notes”). The proceeds of the Series 2004-C/D Notes will be used by the Corporation to (a) acquire student loan notes incurred under the Higher Education Act and under certain Alternative Loan Programs, (b) fund the Reserve Fund, (c) pay a portion of the interest coming due on the Series 2004-C/D Notes and (d) pay Costs of Issuance of the Series 2004-C/D Notes.

Reference is hereby made to the Indenture, copies of which are on file in the principal corporate trust office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the various classes of Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of, premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Corporation thereunder, payable from such revenues and other moneys thereunder as Senior Obligations, Subordinate Obligations or Class C Notes; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Corporation and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2004-C Senior Notes are being issued as, and will constitute, Class A Notes under the Indenture. The Series 2004-D Notes are being issued as, and will constitute, Class B Notes under the Indenture.

The Notes and Other Obligations are limited obligations of the Corporation, payable solely from the revenues and assets of the Corporation pledged therefor under the Indenture, including certain notes evidencing Student Loans and the proceeds of the Corporation’s bonds, notes or other evidences of indebtedness, if any, issued with respect to the Notes.

Interest payable on this Note shall be computed on the basis of actual days elapsed and accrue daily from the date hereof (on the basis of a 360-day year), and is payable on each regularly scheduled Interest Payment Date prior to the Maturity of this Note and at the Maturity of this Note. The interest payable on each Interest Payment Date for this Note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity of this Note, the last day preceding the date of such Maturity. The Series 2004-C/D Note Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

The unpaid principal amount hereof from time to time outstanding shall bear interest at a Series 2004-C/D Note Auction Rate, as described below, payable on each Interest Payment Date and at the Maturity hereof, such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

During the Initial Interest Period, this Note shall bear interest at the Series 2004-C/D Note Initial Interest Rate. Thereafter until an Auction Period Adjustment, if any, this Note shall bear interest at a Series 2004-C/D Note Auction Rate based on an Auction Period that shall generally consist of 28 days, all as determined in the First Supplemental Indenture.

The Series 2004-C/D Note Auction Rate to be borne by this Note after the Initial Interest Period for each Auction Period until an Auction Period Adjustment, if any, shall be the lesser of (i) the Net Loan Rate in effect for such Auction Period, (ii) the Auction Rate determined in accordance with the applicable provisions of the First Supplemental Indenture and (iii) the Series 2004-C/D Note Auction Rate Limitation.

In no event shall the Series 2004-C/D Note Auction Rate on this Note exceed the Series 2004-C/D Note Auction Rate Limitation.

The Interest Period, including, without limitation, an Auction Period, the applicable Series 2004-C/D Note Auction Rate, the method of determining the applicable Series 2004-C/D Note Auction Rate on each of the Series 2004-C[1][2][3][4][5] Notes and the Auction Procedures related thereto, including, without limitation, required notices thereof to the Holders or Existing Holders of the Series 2004-C Senior Notes, an Auction Period Adjustment, a change in the Auction Date and the Interest Payment Dates will be determined in accordance with the terms, conditions and provisions of the First Supplemental Indenture and the Auction Agent Agreement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

If the Auction Rate for the Series 2004-C[1][2][3][4][5] Notes is greater than the Net Loan Rate, then the Series 2004-C/D Note Auction Rate applicable to the Series 2004-C/D Notes for that Interest Period will be the Net Loan Rate. If the Series 2004-C/D Note Auction Rate applicable to the Series 2004-C[1][2][3][4][5] Notes for any Interest Period is the Net Loan Rate, the Trustee shall determine the Carry-Over Amount, if any, with respect to the Series 2004-C[1][2][3][4][5] Notes for such Interest Period. Such Carry-Over Amount shall bear interest calculated at a rate equal to One-Month LIBOR from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated until paid. For purposes of this Note, any reference to “principal” or “interest” herein shall not include within the meaning of such words Carry-Over Amount or any interest accrued on any such Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Series 2004-C[1][2][3][4][5] Note by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to each Holder’s Series 2004-C[1][2][3][4][5] Note, which written notice may accompany the payment of interest by check made to each such Holder on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first class mail, postage prepaid, to each such Holder at such Holder’s address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Series 2004-C[1][2][3][4][5] Note has been redeemed or has been deemed no longer Outstanding under the First Supplemental Indenture (after which no Carry-Over Amount shall be paid with respect to a Series 2004-C[1][2][3][4][5] Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on such Series 2004-C[1][2][3][4][5] Note on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (l) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (2) moneys are available pursuant to the terms of the First Supplemental Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is cancelled.

The Carry-Over Amount for the Series 2004-C[1][2][3][4][5] Notes shall be paid by the Trustee on Outstanding Series 2004-C[1][2][3][4][5] Notes on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) moneys in the Surplus Account are available on such Interest Payment Date for transfer to the Interest Account for such purpose in accordance with the applicable provisions of the Indenture, after taking into account all other amounts payable from the Surplus Fund on such Interest Payment Date. Any Carry-Over Amount (and any interest accrued thereon) which is unpaid as of an Interest Payment Date with respect to any Series 2004-C[1][2][3][4][5] Note, which Series 2004-C[1][2][3][4][5] Note is to be redeemed or deemed no longer Outstanding under the First Supplemental Indenture on such Interest Payment Date, shall be paid to the Holder thereof on such Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions of the preceding clause (ii); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on such Interest Payment Date shall be cancelled with respect to such Series 2004-C[1][2][3][4][5] Note on such Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date or Dates, as necessary, for a subsequent Interest Period or Periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series 2004-C[1][2][3][4][5] Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Series 2004-C[1][2][3][4][5] Note of the Carry-Over Amount remaining unpaid on such Series 2004-C[1][2][3][4][5] Note.

The Interest Payment Date in such subsequent Interest Period on which such Carry-Over Amount for the Series 2004-C[1][2][3][4][5] Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount in the same manner as, and from the same Account from which, it pays interest on the Series 2004-C[1][2][3][4][5] Notes on an Interest Payment Date.

By purchasing Series 2004-C[1][2][3][4][5] Notes, whether in an Auction or otherwise, each purchaser of the Series 2004-C[1][2][3][4][5] Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described in the First Supplemental Indenture, (ii) to have its beneficial ownership of the Series 2004-C[1][2][3][4][5] Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request. So long as the ownership of Series 2004-C[1][2][3][4][5] Notes is maintained in Book-Entry Form by the Securities Depository, an

Existing Holder may sell, transfer or otherwise dispose of Series 2004-C[1][2][3][4][5] Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series 2004-C[1][2][3][4][5] Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer.

The determination of a Series 2004-C/D Note Interest Rate by the Auction Agent or any other authorized Person pursuant to the provisions of the First Supplemental Indenture shall be conclusive and binding on the Holders of the Series 2004-C[1][2][3][4][5] Notes to which such Series 2004-C/D Note Interest Rate applies, and the Corporation and the Trustee may rely thereon for all purposes.

Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the date of issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited on the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

Subject to compliance with the provisions of the Indenture relating to certain asset requirements, Outstanding Series 2004-C/D Notes shall be redeemed, in part, on the first regularly scheduled Interest Payment Date occurring after December 3, 2004, for which notice can be given in accordance with the Indenture, at a Redemption Price equal to 100% of the principal amount of Series 2004-C/D Notes so redeemed, from proceeds of the Series 2004-C/D Notes constituting that portion of the Balance of the Series 2004-C/D Acquisition Account that have not been used to acquire Eligible Loans by December 3, 2004, and from that portion of the Reserve Fund which, if left in the Reserve Fund upon such redemption, would cause the Balance in the Reserve Fund to exceed the Reserve Fund Requirement, calculated after giving effect to such redemption.

Subject to compliance with the provisions of the Indenture relating to certain asset requirements, Outstanding Series 2004-C[1][2][3][4][5] Notes shall be redeemed on any regularly scheduled Interest Payment Date, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof to be redeemed, from that portion of the balance of the

Series 2004-C/D Surplus Subaccount that has been on deposit therein for at least 12 months, as to which the Corporation has failed to certify to the Trustee is necessary to pay debt service on the Outstanding Notes or on Outstanding Other Obligations, Carry-Over Amounts, including accrued interest thereon, with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Indemnification Fund.

Subject to compliance with the provisions of the Indenture relating to certain asset requirements and certain other requirements, Outstanding Series 2004-C[1][2][3][4][5] Notes may, at the option of the Corporation, be redeemed on any regularly scheduled Interest Payment Date, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof to be redeemed, from amounts credited to the Retirement Account for such purpose.

If not all Series 2004-C/D Notes are to be redeemed, the particular Series 2004-C/D Notes to be redeemed are to be selected as provided in the Indenture.

Notice of redemption shall be given by first-class mail mailed at least 15 days before the Redemption Date to each Holder of Series 2004-C[1][2][3][4][5] Notes to be redeemed at his last address appearing on the Note Register; but no defect in or failure to give such notice of redemption shall affect the validity of proceedings for redemption of any Series 2004-C[1][2][3][4][5] Notes not affected by such defect or failure. All Series 2004-C[1][2][3][4][5] Notes so called for redemption will cease to bear interest on such Redemption Date, provided funds for their redemption have been duly deposited, and, except for the purpose of payment, shall no longer be protected by the Indenture and shall not be deemed Outstanding thereunder.

It is provided in the Indenture that Series 2004-C[1][2][3][4][5] Notes of a denomination larger than $50,000 may be redeemed in part ($50,000 or an integral multiple thereof) and that upon any partial redemption of any such Series 2004-C[1][2][3][4][5] Note the same shall be surrendered in exchange for one or more new Notes of the same series in authorized form for the unredeemed portion of principal.

If provision is made for the payment of principal of, premium, if any, and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Corporation with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Class A Notes at the time Outstanding, if affected thereby, and the consent of the Holders of two-thirds of the aggregate principal amount of Class B Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Class A Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the Holders of specified percentages in aggregate principal amount of the Class B Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

This Note is transferable by the Registered Holder hereof upon surrender of this Note for transfer at the Principal Office of the Note Registrar (which shall be the Trustee unless and until an Authenticating Agent becomes the Note Registrar under the Indenture) or at the Principal Office of a duly appointed Authenticating Agent (the “Authenticating Agent,” which term includes any successor Authenticating Agent under the Indenture), duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar or such Authenticating Agent, as the case may be, and executed by the Registered Holder hereof or his attorney duly authorized in writing, with signature guarantees satisfactory to the Note Registrar or such Authenticating Agent, as the case may be. Thereupon the Corporation shall execute and the Trustee or the Authenticating Agent, as the case may be, shall authenticate and deliver, in exchange for this Note, one or more new fully registered Notes in the name of the transferee, of an authorized denomination, in aggregate principal amount equal to the principal amount of this Note, of the same series and bearing interest at the same rate. This Note may also be exchanged for one or more other Notes of the same series upon surrender hereof at the Principal Office of the Note Registrar or the Principal Office of an Authenticating Agent. No Authenticating Agent will be initially appointed with respect to the Series 2004-C[1][2][3][4][5] Notes. Notwithstanding the foregoing provisions of this paragraph, no Series 2004-C[1][2][3][4][5] Note shall be required to be transferred, (i) during a period beginning at the opening of business fifteen days before any selection of Series 2004-C[1][2][3][4][5] Notes for redemption and ending at the close of business on the day of such selection, or (ii) if such Series 2004-C[1][2][3][4][5] Note has been selected for redemption in whole or in part.

The Corporation may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

The Corporation, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Corporation may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Corporation, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

IT IS HEREBY CERTIFIED, RECITED, COVENANTED AND DECLARED that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

IN WITNESS WHEREOF, the Corporation has caused this Note to be executed in its name by the manual signatures of its President and Secretary.

Dated:	EDUCATION LOANS INCORPORATED

President

Secretary

CERTIFICATE OF AUTHENTICATION

This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Authorized Representative

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto                                          the within Note and irrevocably appoints                                         , attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE	NOTICE: The signature to this
assignment must correspond with the
name as it appears upon the face of the
within Note in every particular,
without any alteration whatsoever.

SIGNATURE GUARANTEED:

EXHIBIT B

FORM OF SERIES 2004-D NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EDUCATION LOANS INCORPORATED

STUDENT LOAN ASSET-BACKED NOTE

SUBORDINATE SERIES 2004-D

CLASS B

No. R	$

Stated Maturity Date	Date of Original Issue	Interest Rate	CUSIP
December 1, 2036	August 5, 2004	Variable

REGISTERED HOLDER: CEDE & CO.

PRINCIPAL AMOUNT:

FOR VALUE RECEIVED, EDUCATION LOANS INCORPORATED, a corporation organized under the laws of the State of Delaware (the “Corporation,” which term includes any successor corporation under the Indenture hereinafter referred to), acknowledges itself indebted and hereby promises to pay to the registered holder specified above, or registered assigns (the “Registered Holder”), but solely from the revenues and receipts hereinafter specified and not otherwise, the Principal Amount specified above on the Stated Maturity Date specified above (subject to the right of prior redemption hereinafter mentioned), upon presentation and surrender of this Note at the Principal Office of the Trustee (as hereinafter defined), as Paying Agent for the Series 2004-C/D Notes (as hereinafter defined), or a duly appointed successor Paying Agent, and to pay interest on said Principal Amount, but solely from the revenues and receipts hereinafter specified and not otherwise, to the Registered Holder hereof from the date hereof until the payment of said Principal Amount has been made or duly provided for, payable on each

Interest Payment Date and at Maturity, at the Series 2004-C/D Note Interest Rate (as hereinafter described), and at the same rate per annum (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest. Payment of interest on this Note on each regularly scheduled Interest Payment Date shall be made by check or draft drawn upon the Paying Agent and mailed to the person who is the Registered Holder hereof as of 5:00 p.m. in the city in which the Principal Office of the Note Registrar is located on the applicable Regular Record Date at the address of such Registered Holder as it appears on the Note Register maintained by the Note Registrar, or, if the Registered Holder of this Note is the Registered Holder of Series 2004-C/D Notes in the aggregate principal amount of $1,000,000 or more, at the direction of such Registered Holder received by the Paying Agent by 5:00 p.m. in the city in which the Principal Office of the Paying Agent is located on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Registered Holder. In addition, premium, if any, and interest on this Note are payable at the Maturity hereof in the same manner as the principal hereof, unless the date of such maturity is a regularly scheduled Interest Payment Date, in which event interest is payable in the manner set forth in the preceding sentence. Any interest not so timely paid or duly provided for shall cease to be payable to the person who is the Registered Holder hereof at the close of business on the Regular Record Date and shall be payable to the person who is the Registered Holder hereof at the close of business on a special record date for the payment of any such defaulted interest. Such special record date shall be fixed by the Trustee whenever moneys become available for payment of the defaulted interest, and notice of the special record date shall be given to the Registered Holder hereof not less than ten days prior thereto by first-class mail to such Registered Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the special record date and the date fixed for the payment of such defaulted interest. The principal of, premium, if any, and interest on this Note are payable in lawful money of the United States of America.

This Note is one of an authorized issue of Notes (the “Notes”), issued and to be issued by the Corporation in one or more series pursuant to an Indenture of Trust, dated as of August 1, 2004 (as supplemented and amended, the “Indenture”), as supplemented by a First Supplemental Indenture of Trust, dated as of August 1, 2004 (the “First Supplemental Indenture”), each between the Corporation and U.S. Bank National Association, in Minneapolis, Minnesota, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture). As provided in the Indenture, the Notes are issuable in series which may vary as in the Indenture provided or permitted. This Note is one of a series of Class B Notes issued in an aggregate principal amount of $40,000,000 (the “Series 2004-D Notes”). The Series 2004-D Notes are issued simultaneously with five series of Class A Notes issued in the aggregate principal amount of $391,500,000 (the “Series 2004-C Senior Notes” and, together with the Series 2004-D Notes, collectively referred to herein as the “Series 2004-C/D Notes”). The proceeds of the Series 2004-C/D Notes will be used by the Corporation to (a) acquire student loan notes incurred under the Higher Education Act and under certain Alternative Loan Programs, (b) fund the Reserve Fund, (c) pay a portion of the interest coming due on the Series 2004-C/D Notes and (d) pay Costs of Issuance of the Series 2004-C/D Notes.

Reference is hereby made to the Indenture, copies of which are on file in the principal corporate trust office of the Trustee, and to all of the provisions of which any Registered Holder of this Note by his acceptance hereof hereby assents, for definitions of terms; the description of and the nature and extent of the security for the various classes of Notes and Other Obligations secured thereunder; the student loan acquisition program being financed by the issuance of the Notes; the revenues and other moneys pledged to the payment of the principal of, premium, if any, and interest on the Notes and the Other Obligations; the nature and extent and manner of enforcement of the pledge; the conditions upon which Notes may be issued or Other Obligations may be incurred by the Corporation thereunder, payable from such revenues and other moneys thereunder as Senior Obligations, Subordinate Obligations or Class C Notes; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Notes; the rights and remedies of the Registered Holder hereof with respect hereto and thereto, including the limitations upon the right of a Registered Holder hereof to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Corporation and the Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts and covenants made therein may be discharged at or prior to the maturity or redemption of this Note, and this Note thereafter no longer be secured by the Indenture, or be deemed to be Outstanding thereunder; and for the other terms and provisions thereof. Terms used with initial capital letters but not defined in this Note have the respective meanings given such terms in the Indenture. The Series 2004-C Senior Notes are being issued as, and will constitute, Class A Notes under the Indenture. The Series 2004-D Notes are being issued as, and will constitute, Class B Notes under the Indenture.

The Notes and Other Obligations are limited obligations of the Corporation, payable solely from the revenues and assets of the Corporation pledged therefor under the Indenture, including certain notes evidencing Student Loans and the proceeds of the Corporation’s bonds, notes or other evidences of indebtedness, if any, issued with respect to the Notes.

The Series 2004-D Notes constitute Class B Notes under the Indenture which are subordinated in right of payment, the direction of remedies and certain other matters in accordance with the terms of the Indenture to the rights of the Holders of Class A Notes issued from time to time under the Indenture (including, without limitation, the Series 2004-C Senior Notes) and Other Senior Beneficiaries thereunder. A failure to pay principal of, premium, if any, or interest on this Class B Note will not constitute an Event of Default under the Indenture if any Senior Obligation is Outstanding.

Interest payable on this Note shall be computed on the basis of actual days elapsed and accrue daily from the date hereof (on the basis of a 360-day year), and is payable on each regularly scheduled Interest Payment Date prior to the Maturity hereof and at the Maturity hereof. The interest payable on each Interest Payment Date for this Note shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the Maturity hereof, the last day preceding the date of such Maturity. The Series 2004-C/D Note Interest Rate shall be effective as of and on the first day (whether or not a Business Day) of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

The unpaid principal amount hereof from time to time outstanding shall bear interest at a Series 2004-C/D Note Auction Rate, as described below, payable on each Interest Payment Date and at the Maturity hereof, such interest to accrue from the later of the date hereof or the date through which interest has been paid or duly provided for.

During the Initial Interest Period, this Note shall bear interest at the Series 2004-C/D Note Initial Interest Rate. Thereafter until an Auction Period Adjustment, if any, this Note shall bear interest at a Series 2004-C/D Note Auction Rate based on an Auction Period that shall generally consist of 28 days, all as determined in the First Supplemental Indenture.

The Series 2004-C/D Note Auction Rate to be borne by this Note after the Initial Interest Period for each Auction Period until an Auction Period Adjustment, if any, shall be the lesser of (i) the Net Loan Rate in effect for such Auction Period, (ii) the Auction Rate determined in accordance with the applicable provisions of the First Supplemental Indenture and (iii) the Series 2004-C/D Note Auction Rate Limitation.

In no event shall the Series 2004-C/D Note Auction Rate on this Note exceed the Series 2004-C/D Note Auction Rate Limitation.

The Interest Period, including, without limitation, an Auction Period, the applicable Series 2004-C/D Note Auction Rate, the method of determining the applicable Series 2004-C/D Note Auction Rate on each of the Series 2004-D Notes and the Auction Procedures related thereto, including, without limitation, required notices thereof to the Holders or Existing Holders of the Series 2004-C Senior Notes, an Auction Period Adjustment, a change in the Auction Date and the Interest Payment Dates will be determined in accordance with the terms, conditions and provisions of the First Supplemental Indenture and the Auction Agent Agreement, to which terms, conditions and provisions specific reference is hereby made, and all of which terms, conditions and provisions are hereby specifically incorporated herein by reference.

If the Auction Rate for the Series 2004-D Notes is greater than the Net Loan Rate, then the Series 2004-C/D Note Auction Rate applicable to the Series 2004-C/D Notes for that Interest Period will be the Net Loan Rate. If the Series 2004-C/D Note Auction Rate applicable to the Series 2004-D Notes for any Interest Period is the Net Loan Rate, the Trustee shall determine the Carry-Over Amount, if any, with respect to the Series 2004-D Notes for such Interest Period. Such Carry-Over Amount shall bear interest calculated at a rate equal to One-Month LIBOR from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated until paid. For purposes of this Note, any reference to “principal” or “interest” herein shall not include within the meaning of such words Carry-Over Amount or any interest accrued on any such Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Series 2004-D Note by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to each Holder’s Series 2004-D Note, which written notice may accompany the payment of interest by check made to each such Holder on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first class mail, postage prepaid, to each such Holder at such Holder’s address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Series 2004-D Note has been redeemed or has been deemed no longer Outstanding under the First Supplemental Indenture (after which no Carry-Over Amount shall be paid with respect to a Series 2004-D Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on such Series

2004-D Note on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (l) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (2) moneys are available pursuant to the terms of the First Supplemental Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is cancelled.

The Carry-Over Amount for the Series 2004-D Notes shall be paid by the Trustee on Outstanding Series 2004-D Notes on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) moneys in the Surplus Account are available on such Interest Payment Date for transfer to the Interest Account for such purpose in accordance with the applicable provisions of the Indenture, after taking into account all other amounts payable from the Surplus Fund on such Interest Payment Date. Any Carry-Over Amount (and any interest accrued thereon) which is unpaid as of an Interest Payment Date with respect to any Series 2004-D Note, which Series 2004-D Note is to be redeemed or deemed no longer Outstanding under the First Supplemental Indenture on such Interest Payment Date, shall be paid to the Holder thereof on such Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions of the preceding clause (ii); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on such Interest Payment Date shall be cancelled with respect to such Series 2004-D Note on such Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date or Dates, as necessary, for a subsequent Interest Period or Periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series 2004-D Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Series 2004-D Note of the Carry-Over Amount remaining unpaid on such Series 2004-D Note.

The Interest Payment Date in such subsequent Interest Period on which such Carry-Over Amount for the Series 2004-D Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount in the same manner as, and from the same Account from which, it pays interest on the Series 2004-D Notes on an Interest Payment Date.

By purchasing Series 2004-D Notes, whether in an Auction or otherwise, each purchaser of the Series 2004-D Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described in the First Supplemental Indenture, (ii) to have its beneficial ownership of the Series 2004-D Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request. So long as the ownership of Series 2004-D Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series 2004-D Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series 2004-D Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer.

The determination of a Series 2004-C/D Note Interest Rate by the Auction Agent or any other authorized Person pursuant to the provisions of the First Supplemental Indenture shall be conclusive and binding on the Holders of the Series 2004-D Notes to which such Series 2004-C/D Note Interest Rate applies, and the Corporation and the Trustee may rely thereon for all purposes.

Notwithstanding any provision of this Note to the contrary, in no event shall the cumulative amount of interest paid or payable on this Note (including interest calculated as provided herein, plus any other amounts that constitute interest on this Note under applicable law, which are contracted for, charged, reserved, taken or received pursuant to this Note or related documents) calculated from the date of issuance of this Note through any subsequent day during the term of this Note or otherwise prior to payment in full of this Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or related documents or otherwise contracted for, charged, reserved, taken or received in connection with this Note, or if the redemption or acceleration of the maturity of this Note results in payment to or receipt by the Registered Holder or any former Registered Holder hereof of any interest in excess of that permitted by applicable law, then notwithstanding any provision of this Note or related documents to the contrary all excess amounts theretofore paid or received with respect to this Note shall be credited on the principal balance of this Note (or, if this Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of this Note and related documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under this Note and under the related documents.

Subject to compliance with the provisions of the Indenture relating to certain asset requirements, Outstanding Series 2004-C/D Notes shall be redeemed, in part, on the first regularly scheduled Interest Payment Date occurring after May 1, 2004, for which notice can be given in accordance with the requirements of the First Supplemental Indenture, at a Redemption Price equal to 100% of the principal amount of Series 2004-C/D Notes so redeemed, from proceeds of the Series 2004-C/D Notes constituting a portion of the Balance of the Acquisition Fund that have not been used to acquire Eligible Loans and from that portion of the Reserve Fund which, if left in the Reserve Fund upon such redemption, would cause the Balance in the Reserve Fund to exceed the Reserve Fund Requirement, calculated giving effect to such redemption.

Subject to compliance with the provisions of the Indenture relating to certain asset requirements, Outstanding Series 2004-D Notes shall be redeemed on any regularly scheduled Interest Payment Date, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof to be redeemed, from that portion of the balance of the Series 2004-C/D Surplus Subaccount that has been on deposit therein for at least 12 months, as to which the Corporation has failed to certify to the Trustee is necessary to pay debt service on the Outstanding Notes or on Outstanding Other Obligations, Carry-Over Amounts, including accrued interest thereon, with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Indemnification Fund.

Subject to compliance with the provisions of the Indenture relating to certain asset requirements and certain other requirements, Outstanding Series 2004-D Notes may, at the option of the Corporation, be redeemed on any regularly scheduled Interest Payment Date, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof to be redeemed, from amounts credited to the Retirement Account for such purpose.

If not all Series 2004-C/D Notes are to be redeemed, the particular Series 2004-C/D Notes to be redeemed are to be selected as provided in the Indenture.

Notice of redemption shall be given by first-class mail mailed at least 15 days before the Redemption Date to each Holder of Series 2004-D Notes to be redeemed at his last address appearing on the Note Register; but no defect in or failure to give such notice of redemption shall affect the validity of proceedings for redemption of any Note not affected by such defect or failure. All Series 2004-D Notes so called for redemption will cease to bear interest on such Redemption Date, provided funds for their redemption have been duly deposited, and, except for the purpose of payment, shall no longer be protected by the Indenture and shall not be deemed Outstanding thereunder.

It is provided in the Indenture that Series 2004-D Notes of a denomination larger than $50,000 may be redeemed in part ($50,000 or an integral multiple thereof) and that upon any partial redemption of any such Series 2004-D Note the same shall be surrendered in exchange for one or more new Notes of the same series in authorized form for the unredeemed portion of principal.

If provision is made for the payment of principal of, premium, if any, and interest on this Note in accordance with the Indenture, this Note shall no longer be deemed Outstanding under the Indenture, shall cease to be entitled to the benefits of the Indenture and shall thereafter be payable solely from the funds provided for such payment.

If an Event of Default shall occur, the principal of all the Outstanding Notes may and, under certain circumstances, shall be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Notes and Other Beneficiaries under the Indenture at any time by the Corporation with, among other things, the consent of the Holders of two-thirds of the aggregate principal amount of Class A Notes at the time Outstanding, if affected thereby, and with the consent of the Holders of two-thirds of the aggregate principal amount of Class B Notes at the time Outstanding, if affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Class A Notes at the time Outstanding or Other Senior Beneficiaries or, if no Senior Obligations are Outstanding, the

Holders of specified percentages in aggregate principal amount of the Class B Notes at the time Outstanding or Other Subordinate Beneficiaries, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Registered Holder of this Note and upon all future Registered Holders hereof and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

This Note is transferable by the Registered Holder hereof upon surrender of this Note for transfer at the Principal Office of the Note Registrar (which shall be the Trustee unless and until an Authenticating Agent becomes the Note Registrar under the Indenture) or at the Principal Office of a duly appointed Authenticating Agent (the “Authenticating Agent,” which term includes any successor Authenticating Agent under the Indenture), duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar or the Authenticating Agent, as the case may be, and executed by the Registered Holder hereof or his attorney duly authorized in writing, with signature guarantees satisfactory to the Note Registrar or the Authenticating Agent, as the case may be. Thereupon the Corporation shall execute and the Trustee or the Authenticating Agent, as the case may be, shall authenticate and deliver, in exchange for this Note, one or more new fully registered Notes in the name of the transferee, of an authorized denomination, in aggregate principal amount equal to the principal amount of this Note, of the same series and bearing interest at the same rate. This Note may also be exchanged for one or more other Notes of the same series upon surrender hereof at the Principal Office of the Note Registrar or the Principal Office of an Authenticating Agent. No Authenticating Agent will be initially appointed with respect to the Series 2004-D Notes. Notwithstanding the foregoing provisions of this paragraph, no Series 2004-D Note shall be required to be transferred, (i) during a period beginning at the opening of business fifteen days before any selection of Series 2004-D Notes for redemption and ending at the close of business on the day of such selection, or (ii) if such Series 2004-D Note has been selected for redemption in whole or in part.

The Corporation may require payment by the Registered Holder hereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note, other than certain exchanges specifically exempted under the Indenture and not involving any transfer.

The Corporation, the Trustee, each Paying Agent, any Authenticating Agent, the Note Registrar and any other agent of the Corporation may treat the Person in whose name this Note is registered on the Note Register as the absolute owner hereof for all purposes, whether or not this Note is overdue, and neither the Corporation, the Trustee, any Paying Agent, any Authenticating Agent, the Note Registrar nor any other such agent shall be affected by notice to the contrary.

IT IS HEREBY CERTIFIED, RECITED, COVENANTED AND DECLARED that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Note have happened, do exist, and have been performed in regular and due time, form and manner as so required.

This Note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by the Trustee or by the Authenticating Agent by the manual signature of one of its authorized representatives.

IN WITNESS WHEREOF, the Corporation has caused this Note to be executed in its name by the manual signatures of its President and Secretary.

Dated:	EDUCATION LOANS INCORPORATED

President

Secretary

CERTIFICATE OF AUTHENTICATION

This Note is one of the Notes of the series designated therein and issued under the provisions of the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Authorized Representative

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto                                          the within Note and irrevocably appoints                                         , attorney-in-fact, to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without any alteration whatsoever.

SIGNATURE GUARANTEED:

EXHIBIT C

NOTICE OF A PAYMENT DEFAULT

EDUCATION LOANS INCORPORATED

STUDENT LOAN ASSET-BACKED NOTES

SENIOR SERIES 2004-C[1][2][3][4][5]

[SUBORDINATE SERIES 2004-D]

NOTICE IS HEREBY GIVEN that a Payment Default has occurred and not been cured with respect to the Notes identified above. Determination of the Series 2004-C/D Note Interest Rate pursuant to the Auction Procedures will be suspended. The Series 2004-C/D Note Interest Rate on the Series 2004-C[1][2][3][4][5] Notes for each Auction Period commencing after the date of Payment Default will equal the Non-Payment Rate as it is determined by the Trustee on the first day of such Auction Period.

Terms used herein have the meanings set forth in the First Supplemental Indenture of Trust relating to the above-referenced Notes.

Dated:	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Authorized Representative

C-1

EXHIBIT D

NOTICE OF CURE OF PAYMENT DEFAULT

EDUCATION LOANS INCORPORATED

STUDENT LOAN ASSET-BACKED NOTES

SENIOR SERIES 2004-C[1][2][3][4][5]

[SUBORDINATE SERIES 2004-D]

NOTICE IS HEREBY GIVEN that a Payment Default with respect to the Notes identified above has been waived or cured. The next Interest Payment Date is                      and the next Auction Date is                     .

Terms used herein have the meanings set forth in the First Supplemental Indenture of Trust relating to the above-referenced Notes.

Dated:	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Authorized Representative

D-1

EXHIBIT E

NOTICE OF PROPOSED AUCTION PERIOD ADJUSTMENT

EDUCATION LOANS INCORPORATED

STUDENT LOAN ASSET-BACKED NOTES

SENIOR SERIES 2004-C[1][2][3][4][5]

[SUBORDINATE SERIES 2004-D]

Notice is hereby given that EDUCATION LOANS INCORPORATED proposes to change the length of one or more Auction Periods with respect to the Notes identified above, pursuant to the First Supplemental Indenture of Trust relating to such Notes (the “First Supplemental Indenture”), as follows:

1. The change shall take effect on the Interest Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the “Effective Date”).

2. The Auction Period Adjustment in Paragraph 1 shall take place only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the Auction Period commencing on the Effective Date, a certificate from the Market Agent, as required by the First Supplemental Indenture authorizing the change in length of one or more Auction Periods and (B) Sufficient Bids exist on the Auction Date for the Auction Period commencing on the Effective Date.

3. If the condition referred to in (A) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date will be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred to in (B) above is not met, the Auction Rate for the Auction Period commencing on the Effective Date shall be the Maximum Auction Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

4. It is hereby represented, upon advice of the Auction Agent for the Notes described herein, that there were Sufficient Bids for such Notes at the Auction immediately preceding the date of this Notice.

Terms used herein have the meanings set forth in the First Supplemental Indenture.

Dated:	EDUCATION LOANS INCORPORATED

By:

E-1

EXHIBIT F

NOTICE ESTABLISHING AUCTION PERIOD ADJUSTMENT

EDUCATION LOANS INCORPORATED

STUDENT LOAN ASSET-BACKED NOTES

SENIOR SERIES 2004-C[1][2][3][4][5]

[SUBORDINATE SERIES 2004-D]

Notice is hereby given that EDUCATION LOANS INCORPORATED hereby establishes new lengths for one or more Auction Periods with respect to the Notes identified above pursuant to the First Supplemental Indenture of Trust relating to such Notes (the “First Supplemental Indenture”):

1. The change shall take effect on                     , the Interest Payment Date for the current Auction Period and the date of commencement of the next Auction Period (the “Effective Date”).

2. For the Auction Period commencing on the Effective Date, the Interest Payment Date shall be                     , or the next succeeding Business Day if such date is not a Business Day.

3. For Auction Periods occurring after the Auction Period the Interest Payment Dates shall be [                     (date) and every                      (number)                      (day of week) thereafter] [every                      (number) (day of week) after the date set forth in paragraph 2 above], or the next Business Day if any such day is not a Business Day; provided, however, that the length of subsequent Auction Periods shall be subject to further change hereafter as provided in Section 11 of the First Supplemental Indenture.

4. The changes described in paragraphs 2 and 3 above shall take place only upon delivery of this Notice and the satisfaction of other conditions set forth in the First Supplemental Indenture and our prior notice dated                      regarding the proposed change.

Terms used herein have the meanings set forth in the First Supplemental Indenture.

Dated:	EDUCATION LOANS INCORPORATED

By

F-1

EXHIBIT G

NOTICE OF CHANGE IN AUCTION DATE

EDUCATION LOANS INCORPORATED

STUDENT LOAN ASSET-BACKED NOTES

SENIOR SERIES 2004-C[1][2][3][4][5]

[SUBORDINATE SERIES 2004-D]

Notice is hereby give by RBC Dain Rauscher Inc., as Market Agent for the Notes identified above, that, with respect to such Notes, the Auction Date is hereby changed as follows:

1. With respect to such Notes, the definition of “Auction Date” shall be deemed amended by substituting “                     (number) Business Day” in the third and fourth lines thereof and by substituting “                     (number) Business Days” for “two (2) Business Days” in subsection (d) thereof.

2. This change shall take effect on                     , which shall be the Auction Date for the Auction Period commencing on                     .

3. The Auction Date for such Notes shall be subject to further change hereafter as provided in the First Supplemental Indenture of Trust relating to such Notes (the “First Supplemental Indenture”).

Terms used herein have the meanings set forth in the First Supplemental Indenture.

Dated:	RBC DAIN RAUSCHER INC., as Market Agent

By

G-1

EXHIBIT H-1

[List of EdLinc Student Loan Purchase Agreements]

H-1-1

EXHIBIT H-2

[List of GOAL Funding II Student Loan Purchase Agreements]

H-2-1